                                                                    EXHIBIT 99.2

INDEX TO FINANCIAL STATEMENTS


LEUKOSITE, INC. AND SUBSIDIARY CONDENSED CONSOLIDATED FINANCIAL
STATEMENTS

Condensed Consolidated Balance Sheets as of December 31, 1998 and
September 30, 1999
Condensed Consolidated Statements of Operations for the nine months ended September 30, 1998 and 1999
Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 1998 and 1999
Notes to Condensed Consolidated Financial Statements


CYTOMED, INC. FINANCIAL STATEMENTS

Report of Independent Accountants PricewaterhouseCoopers LLP
Balance Sheet as of December 31, 1998 and 1997
Statement of Operations for the Years Ended December 31, 1998, 1997 and 1996 Statement of Changes in Stockholders' Deficit for the Years Ended
December 31, 1998, 1997 and 1996
Statement of Cash Flows for the Years Ended December 31, 1998, 1997 and 1996 Notes to Financial Statements

                         LEUKOSITE, INC. AND SUBSIDIARY
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                                             DECEMBER 31, 1998              SEPTEMBER 30, 1999
                                                           ---------------------          ---------------------
                                                                                              (UNAUDITED)
ASSETS
Current assets:
   Cash and cash equivalents                                        $ 5,361,339                    $ 8,021,059
   Marketable securities                                             15,802,376                     14,359,833
   Receivable from UCB                                                       --                      6,000,000
   Other current assets                                                 544,779                        899,833
                                                           ---------------------          ---------------------
     Total current assets                                            21,708,494                     29,280,725
                                                           ---------------------          ---------------------
Property and equipment, net                                           3,393,873                      4,541,370
Marketable securities                                                 2,168,324                      4,754,040
Goodwill                                                                      -                        208,050
Other assets                                                            231,930                        537,019
                                                           ---------------------          ---------------------
        Total assets                                               $ 27,502,621                   $ 39,321,204
                                                           ---------------------          ---------------------
                                                           ---------------------          ---------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable and accrued expenses                            $ 4,387,429                    $ 4,856,305
   Obligation to fund L&I Joint Venture                                 203,445                        826,702
   Deferred revenue                                                   2,172,058                      2,539,560
   Deferred rent                                                        222,907                         40,528
   Current portion of capital lease obligations                         733,848                        958,922
                                                           ---------------------          ---------------------
     Total current liabilities                                        7,719,687                      9,222,017
                                                           ---------------------          ---------------------
Capital lease obligations, less current portion                       1,315,813                        975,297
                                                           ---------------------          ---------------------
Stockholders' equity:
      Preferred stock $.01 par value-
         Authorized-5,000,000 shares
         Issued and outstanding-no shares                                    --                             --
      Common stock, $.01 par value-
         Authorized-25,000,000 shares
         Issued and outstanding-11,916,339 shares at
           December 31, 1998 and 14,670,121 shares at
           September 30, 1999                                           119,164                        146,693
      Additional paid-in capital                                     65,280,443                     97,594,072
      Accumulated deficit                                           (46,932,486)                   (68,616,875)
                                                           ---------------------          ---------------------
        Total stockholders' equity                                   18,467,121                     29,123,890
                                                           ---------------------          ---------------------
        Total liabilities and stockholders' equity                 $ 27,502,621                   $ 39,321,204
                                                           ---------------------          ---------------------
                                                           ---------------------          ---------------------

                         LEUKOSITE, INC. AND SUBSIDIARY
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                                          NINE MONTHS ENDED SEPTEMBER 30,
                                                          ------------------------------
                                                             1998                1999
                                                             ----                ----
       REVENUES:
       Corporate collaborations                           $ 5,659,083         $ 7,599,320
       Joint venture                                          820,503           2,661,606
       Government grants                                      590,577             668,144
                                                         ---------------    --------------
       Total revenue                                        7,070,163          10,929,070
                                                         ---------------    ---------------

       OPERATING EXPENSES:
       Research and development                            14,997,469          22,806,874
       General and administrative                           1,872,147           2,567,407
       Acquired in-process research and
            development                                            --           4,249,157
                                                         ---------------    ---------------

       Total operating expenses                            16,869,616          29,623,438
                                                         ---------------    ---------------

       LOSS FROM OPERATIONS                                (9,799,453)        (18,694,368)

       OTHER INCOME (EXPENSE):
           Equity in operations of
             joint venture                                 (2,922,256)         (3,899,863)
           Interest income                                  1,039,935           1,040,391
           Interest expense                                 ( 113,749)          ( 130,549)
                                                         ---------------    ---------------

       NET LOSS                                         $ (11,795,523)      $ (21,684,389)
                                                         ---------------    ---------------
                                                         ---------------    ---------------
       NET LOSS PER COMMON SHARE
            Basic and diluted                                  $(1.12)             $(1.69)
                                                         ---------------    ---------------
                                                         ---------------    ---------------
       SHARES USED IN COMPUTING NET LOSS PER
       COMMON SHARE
            Basic and diluted                              10,554,312          12,859,521
                                                         ---------------    ---------------
                                                         ---------------    ---------------

                         LEUKOSITE, INC. AND SUBSIDIARY
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)


                                                                    NINE MONTHS ENDED SEPTEMBER 30,
                                                                   --------------------------------
                                                                       1998              1999
                                                                       ----              ----
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                            $(11,795,523)    $(21,684,389)
Adjustments to reconcile net loss to net
 cash used in operating activities:
  Depreciation and amortization                                          863,304        1,177,605
  Stock compensation expense                                                  -           152,488
  Equity in operations of joint venture                                2,922,256        3,899,863
  Acquired in-process research and
    development                                                               -         4,249,157
  Change in operating assets and liabilities:
    Other current assets                                                (465,912)         199,413
    Accounts payable and accrued expenses                              1,591,296       (1,549,743)
    Deferred revenue                                                   1,439,981         (338,143)
    Deferred rent                                                       (182,378)        (182,379)
                                                                    -------------    -------------
     Net cash used in operating activities                            (5,626,976)     (14,076,128)
                                                                    -------------    -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Investment in marketable securities                                (17,234,631)     (10,247,199)
  Proceeds from maturities of marketable securities                   12,504,902       16,478,862
  Investment in joint venture                                         (3,172,068)      (3,276,606)
  Purchases of property and equipment                                 (1,109,437)      (1,241,782)
  Cash acquired in CytoMed acquisition                                        -           564,875
  Cash acquired in ProScript acquisition                                      -           104,194
  Decrease (increase) in other assets                                      1,217          244,584
                                                                    -------------    -------------
      Net cash provided by (used in)  investing activities            (9,010,017)       2,626,928
                                                                    -------------    -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Principal payments on capital leases                                   (752,280)        (632,447)
 Issuance of common stock                                             11,731,366       14,382,873
 Exercise of stock options                                               234,283          358,494
                                                                    -------------    -------------
     Net cash used in financing activities                            11,213,369       14,108,920
                                                                    -------------    -------------
NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS                       (3,423,624)       2,659,720

CASH AND EQUIVALENTS, BEGINNING OF PERIOD                             10,587,873        5,361,339
                                                                    -------------    -------------
CASH AND EQUIVALENTS, END OF PERIOD                                 $  7,164,249     $  8,021,059
                                                                    -------------    -------------
                                                                    -------------    -------------
SUPPLEMENTAL CASH FLOW INFORMATION:
     Cash paid during the period for interest                       $    113,749     $    130,549
                                                                    -------------    -------------
                                                                    -------------    -------------
     Property and equipment purchased under capital lease
          obligations                                               $    346,771     $    320,433
                                                                    -------------    -------------
                                                                    -------------    -------------
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING
ACTIVITIES:
     Acquisition of CytoMed:
           Marketable securities                                    $         -      $   7,374,386
           Accounts receivable                                                -          6,355,681
           Prepaid expenses                                                   -            181,441
           Property and equipment                                             -            104,452
           Other assets                                                       -              5,000
           Acquired in-process research and development                       -          1,588,612
           Accounts payable and accrued expenses                              -           (547,178)
           Stock issued                                                       -        (15,627,269)
                                                                    -------------    -------------
                                                                    $         -      $    (564,875)
                                                                    -------------    -------------


     Acquisition of ProScript:
           Prepaid expenses                                         $         -      $      62,516
           Property and equipment                                             -            650,752
           Goodwill                                                           -            219,000
           Other assets                                                       -            499,502
           Acquired in-process research and development                       -          2,660,545
           Accounts payable and accrued expenses                              -           (959,722)
           Deferred revenue                                                   -           (705,645)
           Capital lease obligations                                          -           (196,114)
           Stock issued                                                       -         (2,335,028)
                                                                    -------------    -------------
                                                                    $         -      $    (104,194)
                                                                    -------------    -------------
                                                                    -------------    -------------

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.  Operations and Basis of Presentation

    LeukoSite, Inc. (the "Company") was incorporated on May 1, 1992. The Company is a biotechnology company developing proprietary monoclonal antibody and small molecule drugs to treat patients with cancer and inflammatory, autoimmune and viral diseases.

    The accompanying unaudited condensed consolidated financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission and include, in the opinion of management, all adjustments, consisting of normal, recurring adjustments, necessary for a fair presentation of interim period results. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. The Company believes, however, that its disclosures are adequate to make the information presented not misleading. The results for the interim periods presented are not necessarily indicative of results to be expected for the full fiscal year. These condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes related thereto included in the Company's Annual Report on Form 10-K for the year ended
    December 31, 1998 filed with the Securities and Exchange Commission.


2.  Summary of Significant Accounting Policies

    (a) Cash Equivalents and Marketable Securities

    Cash equivalents are highly liquid investments with original maturities of less than three months. Marketable securities consist of securities with original maturities of greater than three months. The Company accounts for cash equivalents and marketable securities in accordance with SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities." In accordance with SFAS No. 115, the Company has classified its investments as held-to-maturity. The investments that the Company has the positive intent and ability to hold to maturity are reported at amortized cost, which approximates fair market value.

    As of September 30, 1999 there were no material unrealized gains or losses on any investments. Cash and cash equivalents and marketable securities consisted of the following:


                                                                    December 31, 1998     September 30, 1999

              Cash and cash equivalents:
                   Cash                                             $   3,219,315               $ 598,441
                   Money market funds                                   1,341,651               5,960,270
                   Commercial Paper                                             -               1,462,348
                   Taxable auction securities                             800,373                       -
                                                                      -----------             -----------
                                                                    $   5,361,339           $   8,021,059
                                                                      -----------             -----------
                                                                      -----------             -----------
              Marketable securities, short term:
                   Corporate bonds and notes (average
                      maturity of 6 and 5 months                     $ 15,802,376            $ 14,359,833
                      respectively)
                                                                      -----------             -----------
                                                                      -----------             -----------
              Marketable securities, long term:
                   Corporate bonds and notes (average
                      maturity of 16 and 16 months
                      respectively)                                   $ 2,168,324              $4,754,040
                                                                      -----------             -----------
                                                                      -----------             -----------

    (b) Net Loss per Common Share

     Basic net loss per common share is based on the weighted average number of common shares outstanding. For the three and six month periods ended September 30, 1998 and 1999 diluted net loss per common share is the same as basic net loss per common share as the inclusion of 340,699, 1,010,483, 386,943, and 715,197 weighted average shares of common stock issuable upon exercise of stock options and warrants would be antidilutive for the three months ended September 30, 1998 and 1999 and nine months ended September
    30, 1998 and 1999 respectively.

3.  ILEX Joint Venture

    In May 1997 the Company and ILEX Oncology, Inc. (ILEX) entered into a joint venture agreement that established L&I Partners, LP ("L&I") for the purpose of developing CAMPATH(R). Under the terms of the partnership, the Company is required to fund 50% of the partnership's working capital requirements. The joint venture expires in 2017. Should either party fail to fulfill its funding obligations, control of the joint venture may change.

    The Company accounts for its investment in the joint venture under the equity method of accounting and records its share of the income or loss in other income (expense). The Company is reimbursed by the joint venture for certain costs incurred on behalf of the joint venture and has included such reimbursements in revenues. The joint venture has sublicensed the rights to CAMPATH(R) from the Company. For the nine months ended September 30, 1999 the joint venture's recorded loss was $7,799,726. For the nine months ended September 30, 1999 the Company's share of the joint venture's recorded loss was $3,899,863 and the Company's obligation to fund the joint venture as of September 30, 1999 was $826,702. The Company charged the joint venture $2,661,606 for costs incurred on its behalf for the nine months ended September 30, 1999.

4.  Acquisitions

     (a) CytoMed, Inc.

     In February 11, 1999 the Company acquired all of the issued and outstanding capital stock of CytoMed, Inc. ("CytoMed") through the issuance of 935,625 shares of the Company's Series A Convertible Preferred Stock, par value $.01 per share, to CytoMed shareholders. The Series A Convertible Preferred Stock automatically converted into common stock on a one-for-one basis upon the required approval by the Company's shareholders at the annual meeting held May 25, 1999. The Company may issue another 631,313 common shares to CytoMed shareholders upon receipt of a $6,000,000 payment to CytoMed from UCB Pharma. In addition, CytoMed shareholders may receive up to $23,000,000 in cash and up to an additional 84,000 shares of the Company's common shares upon the achievement of milestones related to certain
     CytoMed product candidates.

     The merger was accounted for as a purchase in accordance with the requirements of Accounting Principles Board (APB) Opinion No.16, Business Combinations, and accordingly CytoMed's results of operations are included in those of the Company beginning on the date of the acquisition. The total purchase price, including transaction costs, was approximately $16,100,000. The total purchase price was allocated to the fair value of the assets acquired and liabilities assumed including an allocation to in-process research and development of $1,588,612. The nature of the efforts to develop the purchased in-process technologies into commercially viable products principally relate to the completion of all development, testing, and high-volume manufacturing activities that are necessary to establish that the products can be produced to meet its design specifications and are proven to be safe and effective for their respective indications. As of the acquisition date, technological feasibility of the compounds in development had not been established and the technologies have no alternative future uses. If these projects are not successfully developed, the Company will not realize the value assigned to the in-process research and development, therefore the value of the in-process research and development was charged to operations in the current period.

     Total consideration allocated to the fair market value of assets acquired and liabilities assumed on the purchase date is as follows:

                       Cash and cash equivalents                                $ 1,044,875
                       Marketable securities                                      7,374,386
                       Accounts receivable                                        6,355,681
                       Prepaid expenses                                             181,441
                       Property and equipment                                       104,452
                       Other assets                                                   5,000
                       Acquired in-process research and development               1,588,612
                       Accounts payable and accrued expenses                       (547,178)
                                                                            ---------------
                                                                               $ 16,107,269
                                                                            ---------------
                                                                            ---------------

       The following unaudited pro forma condensed consolidated statement of operations information has been prepared to give effect to the merger as if such transaction had occurred at the beginning of the periods presented. In October 1998 CytoMed sold to UCB Pharma assets relating to certain research programs. CytoMed's historical results of operations included in the following pro forma information have been adjusted to reflect the revenues and expenses related to the remaining research programs acquired by the Company. The historical results of operations have been adjusted to reflect (i) elimination of the one-time charge to operations for the purchase of acquired in-process research and development and (ii) reduction of interest income resulting from use of $480,000 for transaction costs at an annual interest rate of 5.47%.




                                                           YEAR ENDED          NINE MONTHS ENDED
                                                        DECEMBER 31, 1998     SEPTEMBER 30, 1999
                                                        -----------------     -------------------

         REVENUES                                             $ 13,584,460           $ 10,929,070
         NET LOSS                                             $(17,334,735)         $ (20,859,815)

         NET LOSS PER COMMON SHARE
              Basic and diluted                                     $(1.39)                $(1.49)
                                                              -------------         --------------
                                                              -------------         --------------

         SHARES USED IN COMPUTING NET LOSS PER
         COMMON SHARE
              Basic and diluted                                  12,462,349             13,987,778
                                                              -------------         --------------
                                                              -------------         --------------

        (b) ProScript, Inc.

        On July 19, 1999 the Company acquired all of the issued and outstanding capital stock of ProScript, Inc. ("ProScript") by payment of $411,719 in cash to ProScript shareholders and through the issuance of 187,970 shares of the Company's common stock, par value $0.01 per share, to certain ProScript shareholders. In addition, ProScript shareholders are entitled to additional cash payments upon the achievement of certain milestones and royalties related to certain ProScript compounds and related to a ProScript research collaboration with Hoechst Marion Roussel, Inc.

        The merger was accounted for as a purchase in accordance with the requirements of APB Opinion No. 16, Business Combinations, and accordingly ProScript's results of operations have been included in those of the Company beginning on the date of the acquisition. The total purchase price was approximately $2,800,000. The total purchase price was allocated to the fair value of assets acquired and liabilities assumed including an allocation to in-process research and development of $2,660,545. The nature of the efforts to develop the purchased in-process technologies into commercially viable products principally relate to the completion of all development, testing, and high-volume manufacturing activities that are necessary to establish that the products can be produced to meet its design specifications and are proven to be safe and effective for their respective indications. As of the acquisition date, technological feasibility of the compounds in development had not been established and the technologies have no alternative future uses. If these projects are not successfully developed, the Company will not realize the value assigned to the in-process research and development, therefore the value of the in-process research and development was charged to operations in the current period. In addition, the Company has recorded $219,000 of goodwill which will be amortized over five years.

                      Acquisition of ProScript:
                        Cash and cash equivalents                              $  615,914
                        Prepaid expenses                                           62,516
                        Property and equipment                                    650,752
                        Goodwill                                                  219,000
                        Other assets                                              499,502
                        Acquired in-process research and development            2,660,545
                        Accounts payable and accrued expenses                    (959,722)
                        Deferred revenue                                         (705,645)
                        Capital lease obligations                                (196,114)
                                                                               -----------
                                                                               $2,846,748
                                                                               -----------
                                                                               -----------


5.  Private Placement

    On July 20, 1999 the Company completed a private placement of 1,487,548 shares of its common stock for total net proceeds of $14.2 million after expenses of the offering. LeukoSite will register these shares and use its best efforts to keep the registration statement effective for two years, or until all shares are sold under the registration statement, whichever comes first.


6.  Schering AG Agreement

    In August 1999 the Company and ILEX, through L&I, and Schering AG entered into a distribution and development agreement which grants Schering AG exclusive marketing and distribution rights to CAMPATH(R) in the U.S., Europe and rest of the world except Japan and East Asia, where the Company and ILEX have retained rights.

    In the United States, Berlex Laboratories, Inc., Schering's U.S. affiliate, the Company and ILEX will share in the profits from the sale of CAMPATH(R). On sales made in the rest of the territory, Schering AG will pay royalties equivalent to the rate of profit sharing expected in the U.S. Under the terms of the agreement, Schering will make payments of up to $30 million for rights to CAMPATH(R) upon the achievement of certain regulatory milestones. The Company and ILEX currently intend to use these funds to pay for ongoing development activity.

    As of September 30, 1999 L&I has received $5 million in funding and this amount is included in the joint venture's total liabilities.

7.  Subsequent Events

    On October 14, 1999 Millennium Pharmaceuticals, Inc. ("Millennium") and the Company announced the signing of a merger agreement pursuant to which Millennium would acquire the Company in a stock for stock exchange. If this transaction closes, the Company expects that Millennium will issue approximately 6,577,110 shares of common stock to the Company's stockholders, and options, rights and warrants to purchase approximately 1,023,068 shares of Millennium common stock to the holders of the Company's options, rights and warrants.
    The transaction is subject to, among other things, the approval of the Company's stockholders as well as antitrust clearance under the Hart-Scott-Rodino Antitrust Improvements Act.

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of CytoMed, Inc.

In our opinion, the accompanying balance sheet and the related statements of operations, of changes in stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of CytoMed, Inc. (the "Company") at December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts
February 12, 1999

                                     CYTOMED INC.
                                    BALANCE SHEET

                                                                                               DECEMBER 31,
                                                                                         ------------------------
                                                                                            1998         1997
ASSETS
Current assets:
  Cash and cash equivalents                                                              $ 5,394,234  $   955,643
  Marketable securities                                                                    4,143,940    7,728,214
  Other receivables                                                                        6,155,681           --
  Other current assets                                                                       319,871      130,319
                                                                                         -----------  -----------
      Total current assets                                                               $16,013,726    8,814,176

Fixed assets, net                                                                            105,295      541,206
Other assets                                                                                   5,000       37,600
                                                                                         -----------  -----------
                                                                                         $16,124,021  $ 9,392,982
                                                                                         -----------  -----------
                                                                                         -----------  -----------
LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Current portion of capital lease obligations                                           $        --  $   112,547
  Accounts payable                                                                           274,406      799,315
  Accrued expenses                                                                           586,612      551,253
                                                                                         -----------  -----------
      Total current liabilities                                                              861,018    1,463,115
                                                                                         -----------  -----------
Capital lease obligations                                                                         --       28,475
                                                                                         -----------  -----------
Redeemable preferred stock:
  Convertible preferred stock, $.01 par value, 24,335,060 shares authorized:
      Series VII redeemable convertible preferred stock, 17,497,594 and 15,662,732 shares issued and outstanding at December 31, 1998 and 1997, respectively, stated at net issuance price plus accretion (liquidation preference
       $20,625,599)                                                                       19,689,845   16,162,471
      Series I redeemable convertible preferred stock, 184,670 shares issued and
       outstanding, stated at redemption value (liquidation preference $609,411)             609,411      609,411
      Series II redeemable convertible preferred stock, 400,000 shares issued and outstanding, stated at net issuance price plus accretion (liquidation
       preference $1,320,000)                                                              1,275,145    1,254,649
      Series III redeemable convertible preferred stock, 4,967,373 shares issued and outstanding, stated at net issuance price plus accretion (liquidation
       preference $19,396,436)                                                            19,277,444   18,029,915
      Series VI redeemable convertible preferred stock, 1,029,392 shares issued and outstanding, stated at net issuance price plus accretion (liquidation
       preference $3,396,994)                                                              3,180,732    3,143,116
                                                                                         -----------  -----------
      Total redeemable preferred stock                                                    44,032,577   39,199,562
                                                                                         -----------  -----------
Stockholders' deficit:
  Series V convertible preferred stock, 185,714 shares issued and outstanding, stated
    at issuance price (liquidation preference $1,429,998)                                  1,299,998    1,299,998
  Common stock, $0.1 par value; 29,025,945 and 28,966,312 shares authorized, 15,578 and
    13,391 shares issued and 15,033 and 12,846 shares outstanding at December 31, 1998
    and 1997, respectively                                                                       156          134
  Additional paid-in capital                                                              18,186,760   17,856,790
  Accumulated deficit                                                                    (48,244,860) (50,443,464)
                                                                                         -----------  -----------
                                                                                         (28,757,946) (31,286,452)
  Less - Cost of 545 shares of common stock held in treasury                                 (11,628)     (11,628)
                                                                                         -----------  -----------
      Total stockholders' deficit                                                        (28,769,574) (31,298,170)
                                                                                         -----------  -----------
Commitments (Note 12)                                                                             --           --
                                                                                         -----------  -----------
                                                                                         $16,124,021  $ 9,392,982
                                                                                         -----------  -----------
                                                                                         -----------  -----------

   The accompanying notes are an integral part of these financial statements.

                                 CYTOMED, INC.
                            STATEMENT OF OPERATIONS
-------------------------------------------------------------------------------

                                                             YEAR ENDED DECEMBER 31,
                                                      1998              1997            1996
Revenue                                           $  3,385,205      $    527,725    $  1,038,087
                                                  ------------      ------------    ------------

Costs and expenses:
   Research and development                          6,987,846         7,108,158       5,616,233
   General and administrative                        2,457,051         2,336,136       1,980,634
                                                  ------------      ------------    ------------

                                                     9,444,897         9,444,294       7,596,867
                                                  ------------      ------------    ------------

      Loss from operations                          (6,059,692)       (8,916,569)     (6,558,780)
                                                  ------------      ------------    ------------
Other income (expense):
   Interest expense                                     (8,350)         (866,982)        (40,124)
   Interest income                                     447,974            24,756          73,231
   Other income                                              -           250,000               -
   Gain on sale of assets                           10,798,451                 -               -
                                                  ------------      ------------    ------------

                                                    11,238,075          (592,226)         33,107
                                                  ------------      ------------    ------------
      Net income (loss)                              5,178,383        (9,508,795)     (6,525,673)

Preferred stock preferences (Note 9)
   Accrued dividends on Series III and
    Series VII convertible preferred stock          (2,685,522)       (1,252,040)     (1,192,170)
   Accretion of stock issuance costs                  (294,257)         (119,130)        (92,760)
                                                  ------------      ------------    ------------

      Net income (loss) available to common
       stockholders                               $  2,198,604      $(10,879,965)   $ (7,810,603)
                                                  ------------      ------------    ------------
                                                  ------------      ------------    ------------





   The accompanying notes are an integral part of these financial statements.

                                CytoMed, Inc.
                Statement of Changes in Stockholders' Deficit
                 For the Three Years Ended December 31, 1998

                                Series V convertible                    Additional
                                  preferred stock      Common stock       paid-in     Accumulated   Treasury stock
                                 Shares    Amount     Shares  Par value   capital       deficit     Shares   Amount      Total
                                -------  ----------   ------  ---------  -----------  ------------  ------- --------  ------------
Balance at December 31, 1995         --  $       --    2,984   $    30   $15,904,757  $(31,752,896)     545 $(11,628) $(15,859,737)

Issuance of Series V
 convertible preferred stock... 185,714   1,299,998                                                                      1,299,998
Issuance of warrants to
 purchase Series VI convertible
 preferred stock...............                                                7,546                                         7,546
Accrued dividend on Series III
 convertible preferred stock...                                                         (1,192,170)                     (1,192,170)
Accretion of redeemable
 preferred stock to
 redemption value..............                                                            (92,760)                        (92,760)
Issuance of warrants to
 purchase common stock.........                                              137,000                                       137,000
Net loss.......................                                                         (6,525,673)                     (6,525,673)
                                -------  ----------   ------  ---------  -----------  ------------  ------- --------  ------------
Balance at December 31, 1996... 185,714   1,299,998    2,984         30   16,049,303   (39,563,499)     545  (11,628)  (22,225,796)

Issuance of warrants to
 purchase common stock as
 payment of issuance costs
 on Series VII convertible
 preferred stock...............                                              172,000                                       172,000
Issuance of common stock
 pursuant to stock option
 exercises.....................                       10,407        104        4,579                                         4,683
Acquisition and retirement of
 Series IV convertible
 preferred stock...............                                            1,250,012                                     1,250,012
Accrued dividend on Series III
 and Series VII convertible
 preferred stock...............                                                         (1,252,040)                     (1,252,040)
Issuance of warrants to
 purchase common stock and
 Series VII convertible
 preferred stock...............                                              367,590                                       367,590
Compensation related to the
 grant of common stock
 options.......................                                               13,306                                        13,306
Accretion of redeemable
 preferred stock to redemption
 value.........................                                                           (119,130)                       (119,130)
Net loss.......................                                                         (9,508,795)                     (9,508,795)
                                -------  ----------   ------  ---------  -----------  ------------  ------- --------  ------------
Balance at December 31, 1997... 185,714   1,299,998   13,391        134   17,856,790   (50,443,464)     545  (11,628)  (31,298,170)

Issuance of common stock
 pursuant to stock option
 exercises.....................                        2,187         22          970                                           992
Accrued dividend on Series III
 and Series VII convertible
 preferred stock...............                                                         (2,685,522)                     (2,685,522)
Value of options transferred
 pursuant to the UCB asset
 purchase agreement
 (Note 3)......................                                              329,000                                       329,000
Accretion of redeemable
 preferred stock to redemption
 value.........................                                                           (294,257)                       (294,257)
Net income.....................                                                          5,178,383                       5,178,383
                                -------  ----------   ------  ---------  -----------  ------------  ------- --------  ------------
Balance at December 31, 1998... 185,714  $1,299,998   15,578  $     156  $18,186,760  $(48,244,860)     545 $(11,628) $(28,769,574)
                                =======  ==========   ======  =========  ===========  ============  ======= ========  ===========

   The accompanying notes are an integral part of these financial statements.

                                 CYTOMED, INC.
                             STATEMENT OF CASH FLOWS
               INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
-------------------------------------------------------------------------------

                                                                                      YEAR ENDED DECEMBER 31,
                                                                               1998              1997               1996
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                                                       $  5,178,383      $  (9,508,795)     $  (6,525,673)
   Adjustments to reconcile net income (loss) to net cash used in operating activities:
      Depreciation and amortization                                             235,469            307,038            365,920
      Amortization of debt discount                                                   -            489,197              4,467
      Accrued interest converted to equity                                            -            351,728                  -
      Compensation related to the grant of common stock options                       -             13,306                  -
      Gain on termination of collaboration agreement                                  -           (250,000)                 -
      Gain on sale of assets                                                (10,798,451)                 -                  -
      Changes in assets and liabilities:
        Other current assets                                                   (189,552)             3,908            (45,533)
        Other receivables                                                      (155,681)                 -                  -
        Accounts payable                                                       (524,909)           103,642            368,736
        Accrued expenses                                                        (29,577)           380,787            (76,378)
                                                                           ------------       ------------      -------------
   Net cash used in operating activities                                     (6,284,318)        (8,109,189)        (5,908,461)
                                                                           ------------       ------------      -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of marketable securities                                        (5,657,105)        (7,728,214)                 -
   Proceeds from maturities and sales of marketable securities                9,241,379                  -                  -
   Decrease in other assets                                                      32,600                  -             50,400
   Purchases of fixed assets                                                 (1,505,681)          (329,911)          (235,290)
   Proceeds from sale of assets                                               6,898,510                  -                  -
                                                                           ------------       ------------      -------------
   Net cash provided by (used in) investing activities                        9,009,703         (8,058,125)          (184,890)
                                                                           ------------       ------------      -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from notes payable from related parties                                   -          5,720,650          1,000,000
   Proceeds from sale leaseback transactions                                          -                  -            127,353
   Principal payments on capital lease obligations                             (141,022)          (144,579)          (191,269)
   Proceeds from issuance of redeemable preferred stock, net                  1,853,236         10,540,945          3,042,454
   Proceeds from issuance of warrants to purchase preferred
    stock and common stock                                                            -             13,393              9,546
   Proceeds from issuance of common stock                                           992              4,683                  -
                                                                           ------------       ------------      -------------
   Net cash provided by financing activities                                  1,713,206         16,135,092          3,988,084
                                                                           ------------       ------------      -------------
Increase (decrease) in cash and cash equivalents                              4,438,591            (32,222)        (2,105,267)

Cash and cash equivalents at beginning of year                                  955,643            987,865          3,093,132
                                                                           ------------       ------------      -------------
Cash and cash equivalents at end of year                                   $  5,394,234       $    955,643      $     987,865
                                                                           ------------       ------------      -------------
                                                                           ------------       ------------      -------------

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES:

During 1997. notes payable and accrued interest totaling $7,072,378 were converted into 6,488,420 shares of Series VII convertible preferred stock.

During 1997 and 1996, the Company recorded debt discounts and additional paid-in-capital totaling $354,197 and $135,000, respectively, relating to the issuance of warrants.

During 1997, the Company acquired its Series IV convertible preferred stock in exchange for the cancellation of a collaboration and license agreement (Note 4).

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

During 1998, 1997 and 1996, the Company paid approximately $8,000, $26,000 and $29,000, respectively, for interest.


  The accompanying notes are an integral part of these financial statements.

                                  CYTOMED, INC.
                          NOTES TO FINANCIAL STATEMENTS


1.     NATURE OF OPERATIONS

       CytoMed, Inc. (the "Company") was incorporated under the laws of the state of Delaware in May 1986. The Company is engaged in the discovery and development of innovative anti-inflammatory and analgesic pharmaceutical products. The Company's principal line of business is to license its proprietary technology to established pharmaceutical companies worldwide and to create corporate alliances with these companies to develop its technology for commercialization.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       Significant accounting policies followed in preparation of the financial statements are as follows:

       REVENUE RECOGNITION

       Revenue from collaboration or other contractual agreements is recognized pursuant to the related agreements as work is performed and defined milestones are attained. Payments received under these arrangements for research prior to the completion of the related work and attainment of milestones are recorded as deferred revenue. Payments received for license fees or options to license technology are recognized ratably over the related research period.

       PATENT COSTS

       The Company has incurred expenditures to register patents and trademarks for the technology that it sells under various license and collaboration agreements. Payments made to register these patents and trademarks have been expensed as incurred because recovery of the related costs is not sufficiently assured.

       CASH, CASH EQUIVALENTS AND MARKETABLE SECURITIES

       The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company invests excess cash primarily in money market accounts, government debt securities and corporate bonds which have strong credit ratings. These investments are subject to minimal credit and market risks. The Company classifies these investments as available-for-sale. All available-for-sale investments are recorded at amortized cost which approximates fair market value.

       FIXED ASSETS

       Fixed assets are stated at cost and depreciated using the straight-line method over their estimated useful lives. Leasehold improvements are amortized using the straight-line method over the shorter of their estimated useful lives or the term of the respective leases. Maintenance and repair costs are expensed as incurred.

       STOCK COMPENSATION

       Stock options issued to employees under the Company's stock option plans are accounted for in accordance with Accounting Principles Board ("APB") Opinion No. 25 and related interpretations. The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 123 through disclosure only (Note 10).

       FINANCIAL INSTRUMENTS

       The carrying amount of the Company's financial instruments, which include cash, cash equivalents, marketable securities, accounts payable, accrued expenses and notes payable approximates their fair value at the balance sheet dates.

                                  CYTOMED, INC.
                          NOTES TO FINANCIAL STATEMENTS


       USE OF ESTIMATES

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

       NEW ACCOUNTING PRONOUNCEMENTS

       In June 1997, the Financial Accounting Standards Board (the "FASB") issued SFAS No. 130, "Reporting Comprehensive Income." The statement establishes standards for the reporting and display of comprehensive income and its components. Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. This standard requires that an enterprise display an amount representing total comprehensive income for the period. The adoption of SFAS No. 130 by the Company in 1998 has no impact on the Company as the Company has no other components of comprehensive income other than net income.

       In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement establishes new standards for the recognition of gains and losses on derivative instruments and provides guidance as to whether a derivative may be accounted for as a hedging instrument. Gains or losses from hedging transactions may be wholly or partially recorded in earnings or comprehensive income as part of a cumulative translation adjustment, depending upon the classification of the hedge transaction. Gain or loss on a derivative instrument not classified as a hedging instrument is recognized in earnings in the period of change. SFAS No. 133 will be effective for the Company beginning in 2000. The Company does not believe adoption of SFAS No. 133 will have a material impact on its financial position or its results of operations.

3.     SALE OF ASSETS

       On October 23, 1998, the Company entered into an asset purchase agreement ("Purchase Agreement") with UCB Research, Inc., UCB Farchim, S.A., and UCB, S.A. (collectively "UCB"). Under the terms of the agreement, the Company sold to UCB assets relating to certain research programs for a total of $12.9 million, of which $6.9 million was received in 1998 and the remaining $6.0 million is due in October 1999 and is recorded as an other receivable on the accompanying balance sheet. An additional payment of up to $6.0 million from UCB is contingently due upon programs sold to UCB reaching certain future milestones. The Company recognized a gain of $10.8 million on this sale, which is included in other income for 1998. Under the terms of the Purchase Agreement, the terms of the outstanding stock options of employees who were offered employment by UCB were modified to allow for each individual to retain ownership of, and continue vesting in, their stock options upon the individual's continued employment with UCB. The Company determined the aggregate fair value of the affected options at the date of the modification to be $329,000, which was recorded as a reduction in the gain recognized on the sale of assets.

       In February 1998, the Company had entered into a three year research and license option agreement with UCB, SA. Under the terms of this agreement, the Company received $3 million in February 1998, of which $1.5 million represented an option fee to obtain an exclusive worldwide license to develop and market a specified compound and $1.5 million represented prepaid research fees. During 1998, the Company recognized the entire option fee as this agreement was canceled in October 1998 upon the signing of the asset purchase agreement. The Company recognized a total of $1,872,617 in research fees under the research and license option agreement during 1998.

                                  CYTOMED, INC.
                          NOTES TO FINANCIAL STATEMENTS


4.     SIGNIFICANT AGREEMENTS

       In April 1994, the Company entered into a License and Collaboration Agreement (the "Chiron Agreement") and an Equity Letter Agreement (Note 9) with Chiron Corporation ("Chiron"). Under the terms of the Chiron Agreement, the Company will develop a specific compound and will complete the preclinical trials, after which the Company will license the compound to Chiron. In exchange, the Company will receive milestone payments up to $7.5 million during drug development and royalty payments based on sales of the product. The Chiron Agreement will expire eight years from the date of the first commercial sale of the licensed product. Chiron also made payments to the Company of $1.5 million for certain research and development activities, of which $1.0 million and $0.5 million was received and recognized as revenue in 1995 and 1996, respectively.

       In March 1995, the Company entered into a Collaboration Agreement, a License Agreement (collectively the "Grelan Agreement") and a Stock Purchase Agreement (Note 9), with Grelan Pharmaceutical Co. Ltd. ("Grelan"). Under the terms of the Grelan Agreement, the Company participated in the joint development of a specified Company compound for use in a Grelan product. In exchange, the Company was entitled to receive milestone payments during drug development and royalty payments based on sales of the product. The Collaboration Agreement was set to expire in 1998, and the License Agreement was set to expire on the later of ten years from the date of the first commercial sale of the licensed compound or the expiration of the related patent. Under the Grelan Agreement, Grelan was required to reimburse 50% of the preclinical expenses incurred by the Company and was required to make two $500,000 license fee payments on each of the first two anniversaries of the Grelan Agreement of which $500,000 was received and recognized as revenue in 1996. Reimbursements of approximately $205,000 of preclinical expenses were recorded as an offset to research and development expense in 1996. During 1997, the Company and Grelan agreed to terminate the Grelan Agreement.

       Under the termination agreement, the Company reacquired the 258,400 shares of Series IV convertible preferred stock that was originally issued for proceeds of $1,500,012 and the license to a certain compound that had been issued to Grelan under the terms of the Stock Purchase Agreement and Grelan Agreement, respectively. In addition, Grelan was released from all future obligations under the Grelan Agreement, which included the payment of a $53,000 receivable due to the Company at December 31, 1996, the second $500,000 license fee payment and reimbursements for 50% of the preclinical expenses incurred by the Company in 1997. The Company recorded $250,000 as other income resulting from the termination agreement and wrote off the $53,000 receivable balance to expense during 1997.

                                  CYTOMED, INC.
                          NOTES TO FINANCIAL STATEMENTS

       In May 1996, the Company entered into an Option Agreement and a Stock Purchase Agreement (Note 9) with Stiefel Laboratories Inc. ("Stiefel"). Under the terms of this Option Agreement, the Company will deliver a sample of a specified Company compound to Stiefel for clinical testing. Within sixty days after completion of the clinical tests or within nine months of the date of delivery, whichever is earlier, Stiefel may exercise its option to obtain an exclusive license to develop, market and sell the compound in specific territories. Upon exercise of the option, Stiefel is required to make a $1.0 million non-refundable license fee payment. The Option Agreement also grants Stiefel the right to purchase $5.0 million of capital stock in lieu of a certain $3.0 million milestone payment that would be required under the license.

       In December 1997, the Company entered into an Option Agreement with Boehringer Ingelhiem International, GmbH ("BI"). Under the terms of the Option Agreement, the Company delivered a specified compound to BI for clinical testing. At any time during the option period, which was set to expire within 90 days after completion of the clinical tests or by October 31, 1998, whichever was earlier, BI had the right to exercise its option to obtain an exclusive worldwide license to develop, market and sell the compound. BI did not exercise its option during 1998. Under the terms of this Option Agreement, BI paid to the Company a $500,000 nonrefundable option fee, which was recognized as revenue in 1997.

5.     CASH EQUIVALENTS AND MARKETABLE SECURITIES

       The following is a summary of available-for-sale securities:



                                                                      DECEMBER 31,
                                            MATURITY               1998           1997

       Money market funds                      --               $3,954,363     $  955,643
       Government securities                 3 months              625,081      7,728,214
       Corporate Bonds                     3-12 months           4,294,577             --
       Municipal Bonds                       12 months             649,675             --
                                                                ----------     ----------
                                                                $9,523,696     $8,683,857
                                                                ----------     ----------
                                                                ----------     ----------


       The Company has not realized any gains or losses on available-for-sale securities during the three years ended December 31, 1998.

                                  CYTOMED, INC.
                          NOTES TO FINANCIAL STATEMENTS

6.     FIXED ASSETS

       Fixed assets consist of the following:

                                                           DECEMBER 31,
                                                        ------------------
                                                        1998          1997
                                                        ----          ----

       Research equipment                             $     --     $1,307,560
       Office equipment                                111,446        427,319
       Furniture and fixtures                           51,417         64,528
       Leasehold improvements                               --        156,286
                                                      --------     ----------
                                                       162,863      1,955,693
       Less-accumulated depreciation and                57,568      1,414,487
          amortization                                --------     ----------

                                                      $105,295     $  541,206
                                                      --------     ----------
                                                      --------     ----------


       Included in research and office equipment are assets held under capital leases of $488,683 at December 31, 1997. Accumulated amortization on these assets totaled $308,406 at December 31, 1997. For the years ended December 31, 1998, 1997 and 1996, amortization expense on assets held under capital lease obligations was $70,308, $97,737, and $84,856, respectively.


7.     ACCRUED EXPENSES

       Accrued expenses consist of the following:

                                                           DECEMBER 31,
                                                        ------------------
                                                        1998          1997
                                                        ----          ----

       Employee compensation and benefits             $266,866     $  280,377
       Professional services                           202,094         49,893
       Other                                           117,652        220,983
                                                      --------     ----------

                                                      $586,612     $  551,253
                                                      --------     ----------
                                                      --------     ----------


8.     CONVERTIBLE NOTES PAYABLE

       In September 1996, the Company entered into a Credit Agreement (the "Agreement") with certain of its stockholders which provided for financing up to $3.0 million through the issuance of one year unsecured promissory notes at a 10.25% interest rate per annum. Pursuant to the Agreement, the Company was also required to issue warrants to purchase up to 400,000 shares of the Company's common stock with an exercise price of $1.95 per share. The Agreement provided that 100,000 warrants will be issued upon the initial borrowing, one warrant will be issued for each $10 borrowed and each warrant will be purchased by the investors for $0.01 per warrant. In December 1996, the

                                  CYTOMED, INC.
                          NOTES TO FINANCIAL STATEMENTS


       Company borrowed $1.0 million under the Agreement and issued warrants to purchase 200,000 shares of the Company's common stock. The warrants were exercisable and expire at various times through December 11, 2006. The proceeds of this financing were allocated to the notes and to the warrants based on management's estimate of their fair values. This resulted in $137,000 being ascribed to warrants which was recorded as additional paid-in-capital. Of this amount, $135,000 was recorded as a discount to the face value of the notes and was amortized over the term of the notes. In 1997, the Company borrowed the remaining $2.0 million under the Agreement and issued warrants to purchase 200,000 shares of the Company's common stock. In addition, during 1997 the Company borrowed $3,720,650 under separate agreements from existing stockholders in the form of unsecured promissory notes at an interest rate of 10.50% per annum. In connection with these notes, the Company issued warrants to purchase up to 493,050 and 18,397 shares of the Company's common stock with an exercise price of $1.95 and $7 per share of common stock, respectively. The proceeds from the 1997 financings were allocated to the notes and to the warrants based on management's estimate of their fair values. This resulted in $363,312 being ascribed to warrants which was recorded as additional paid-in-capital. Of this amount, $354,197 was recorded as a discount to the face value of the notes. The discount was amortized over the period from issuance of the notes to the conversion into Series VII convertible preferred stock (see Note 9) and is included in interest expense for the year ended December 31, 1997.

9.     PREFERRED STOCK AND STOCKHOLDERS' EQUITY

       The following table summarizes redeemable preferred stock activity during each of the three years in the period ended December 31, 1998.

                                                        REDEEMABLE CONVERTIBLE
                                                            PREFERRED STOCK
                                                        ----------------------
                                                         SHARES        AMOUNT
                                                         ------        ------

       Balance at December 31, 1995                     5,810,443   $18,859,695

       Issuance of Series VI preferred stock              248,922     1,742,456
       Accrued dividend on Series III preferred stock          --     1,192,170
       Accretion to redemption value                           --        92,760
                                                       ----------   -----------

       Balance at December 31, 1996                     6,059,365   $21,887,081

       Issuance of Series VI preferred stock              192,246     1,345,722
       Issuance of Series VII preferred stock,
         net issuance cost of $976,777                  9,174,312     9,195,223
       Issuance of warrants to purchase common stock
         as payment of issuance costs on Series VII
         preferred stock                                       --      (172,000)
       Issuance of Series VII preferred stock upon
         conversion of convertible notes payable        6,488,420     7,072,378
       Issuance of Series VI preferred stock              588,224            --
       Acquisition and retirement of Series IV
         preferred stock                                 (258,400)    (1,500,012)
       Accrued dividend on Series III and VII
         preferred stock                                       --      1,252,040
       Accretion to redemption value                           --        119,130
                                                       ----------    -----------

       Balance at December 31, 1997                    22,244,167     39,199,562

       Issuance of Series VII preferred stock, net
         of issuance costs of $146,764                  1,834,862      1,853,236
       Accrued dividend on Series III and Series VII
         preferred stock                                       --      2,685,522
       Accretion to redemption value                           --        294,257
                                                       ----------    -----------

       Balance at December 31, 1998                    24,079,029    $44,032,577
                                                       ----------    -----------
                                                       ----------    -----------



       In December 1997, the Company sold 9,174,312 shares of newly designated Series VII convertible preferred stock for net proceeds of $9,195,223. As payment of certain offering costs associated with the issuance of the Series VII convertible preferred stock, the Company issued a warrant, which expires in ten years, to purchase 500,000 shares of the Company's common stock with an exercise price of $1.09 per share of common stock. Management ascribed a value to the warrant of $172,000 which was recorded as issuance costs for the Series VII convertible preferred stock. The Company issued an additional 1,834,862 shares of Series VII preferred stock for net proceeds of $1,853,236 in March 1998.

       Also in December 1997, the Company converted notes payable plus accrued interest in the amount of $7,072,378 into 6,488,420 shares of Series VII convertible preferred stock.

                                  CYTOMED, INC.
                          NOTES TO FINANCIAL STATEMENTS

       In May 1996 and pursuant to the Stiefel Stock Purchase Agreement (Note
       4), the Company sold 185,714 shares of newly designated Series V convertible preferred stock to Stiefel for net proceeds of $1,299,998. This agreement also granted to Stiefel the right to purchase an additional $5.0 million in Series V convertible stock at the then-current fair value on or before October 1, 1999.

       In May 1995 and pursuant to the Grelan Stock Purchase Agreement (Note 4), the Company sold 258,400 of newly designated Series IV convertible preferred stock to Grelan for net proceeds of $1,500,012. This stock was reacquired by the Company in 1997 (Note 4).

       In July 1994 and pursuant to the amended Chiron Equity Letter Agreement (Note 4), the Company sold 400,000 shares of newly designated Series II convertible preferred stock to Chiron for net proceeds of $1,200,000. The Company also sold to Chiron for $100,000 a warrant to purchase an additional 25,000 shares of Series II preferred stock with an exercise price of $3.90 per share. In October 1996 and pursuant to the Equity Letter Agreement, the Company sold 248,922 shares of newly designated Series VI convertible preferred stock to Chiron for net proceeds of $1,742,456. Also during 1996, the Company sold to Chiron for $7,546 a warrant to purchase an additional 5,390 shares of the Series VI convertible preferred stock with an exercise price of $9.10 per share. In May 1997 and pursuant to the Equity Letter Agreement, the Company sold an additional 192,246 shares of Series VI convertible preferred stock to Chiron for net proceeds of $1,345,722. The Company also sold to Chiron for $4,278 a warrant to purchase an additional 3,054 shares of the Series VI convertible preferred stock with an exercise price of $9.10 per share. In December 1997 and in connection with the issuance of the Series VII convertible preferred stock, the Company issued 588,224 shares of Series VI convertible preferred stock to Chiron in settlement of the anti-dilutions provisions of the Series VI convertible preferred stock.

       During 1998, the Company increased the number of authorized shares of common stock to 29,025,945 shares.

       PREFERRED STOCK
       Preferred stock has the following characteristics:

         DIVIDEND PROVISIONS
         The holders of the Series III and Series VII convertible preferred stock are entitled to a cumulative dividend of 8% of the initial issuance price of the shares per annum which accrues daily whether or not such dividend is declared or paid. This cumulative dividend is being recorded by a charge to accumulated deficit and by an increase in the carrying value of the Series III and the Series VII convertible preferred stock. When and if declared by the Board of Directors and prior to the payment of dividends to common stockholders, the Company will first pay the cumulative dividend on the Series VII convertible preferred stock, then pay the cumulative dividend on the Series III convertible preferred stock and lastly pay the declared dividend to all preferred stockholders.

         LIQUIDATION RIGHTS
         In the event of any liquidation, dissolution or winding-up of the Company, the Series VII convertible preferred stock shall rank senior to any other class of stock. The Series I, II, III and VI convertible preferred stock (the "Senior Preferred Stock") shall rank equally with each other and senior to the Series V convertible preferred stock and common stock. The Series V convertible preferred stock ranks senior to the common stock of the Company. The holders of the Series VII convertible preferred stock will be entitled to receive, before payments to any other class of stock are made, and amount equal to $1.09 per share plus any cumulative and declared but unpaid dividends. After all payments have been made to the Series VII preferred stockholders, the holders of the Senior Preferred Stock will be entitled to receive, before payments to the Series V preferred stockholders and the common stockholders are made, an amount equal to $3.30 for the Series I and II preferred stock, $3.00 for the Series III preferred stock and $7.70 for the Series VI preferred stock per share, subject to adjustment, plus any declared but unpaid dividends and, in the case of the Series III preferred stockholders, any unpaid cumulative dividends. After all payments described above have been made to the holders of the Senior Preferred Stock, the holders of the Series

                                  CYTOMED, INC.
                          NOTES TO FINANCIAL STATEMENTS


         V convertible preferred stock and Senior Preferred Stock will be entitled to receive, before payments to the common stockholders are made, the following amounts: Series V preferred stockholders will receive an amount equal to $7.70 per share, plus any declared but unpaid dividends; and the holders of Senior Preferred Stock will receive an amount equal to the aggregate amount distributable to the Series V preferred stockholders, distributed in an equal amount per share of the Senior Preferred Stock then outstanding.

         VOTING RIGHTS
         Holders of the preferred stock are entitled to vote upon any matter submitted to the stockholders for a vote. Each share of preferred stock will have one vote for each share of common stock into which the respective share of preferred stock is convertible on the record date for the vote.

         CONVERSION RIGHTS
         The preferred stock is convertible, at the option of the holder, into common stock of the Company based on a formula which currently would result in a 1-for-1 exchange for the Series I, II, III, VI and VII stockholders and a 1-for-1.47 exchange for the Series V stockholder. The preferred stock will automatically convert into common stock upon the closing of a public offering of the Company's common stock in which net proceeds equal or exceed $15 million and the price per share equals or exceeds $3.00.

         REDEMPTION
         Upon the written request from the holders of at least the majority of the Series VII preferred stock, on December 15, 2002 and the first and second anniversaries thereof, the Company will redeem the Series VII preferred stock at a price equal to the amount to which the holder would be entitled to receive in the event of a liquidation (the "Redemption Price"). Upon the written request from the holders of at least the majority of the Senior Preferred Stock at any time after March 22, 2000, the Company will redeem the Senior Preferred Stock at a price equal to the amount to which the holder would be entitled to receive in the event of a liquidation (the "Redemption Price") in three annual payments. The difference between the net issuance price and the Redemption Price for the Series II, III, VI and VII convertible preferred stock is being accreted by a charge to accumulated deficit. The Series V preferred stock is not redeemable.

       RESERVED STOCK
       At December 31, 1998, the Company has 1,512 shares, 25,000 shares, 24,102 shares and 19,703 shares of Series I, II, III and VI convertible preferred stock, respectively, reserved for issuance upon the exercise of warrants. At December 31, 1998, the Company also has 29,009,754 shares of common stock reserved for issuance upon the conversion of the preferred stock outstanding and upon the exercise of warrants and options.

       WARRANTS
       The Company has issued warrants to purchase common and preferred stock in connection with the issuance of notes payable (Note 8), the establishment of capital lease facilities (Note 12) and the issuance of the Series VII preferred stock (Note 9). Warrants outstanding at December 31, 1998 are as follows:

                                  CYTOMED, INC.
                          NOTES TO FINANCIAL STATEMENTS


                                                             EXERCISE
                                                 NUMBER        PRICE
       SECURITY                                 OF SHARES    PER SHARE    EXPIRATION DATE

       Series I convertible preferred stock           614       $3.00      July 31, 2001
       Series I convertible preferred stock           898        3.00      April 30, 2003
       Series II convertible preferred stock       25,000        3.90      July 11, 1999
       Series III convertible preferred stock      24,102        3.00      See Note 12
       Series VI convertible preferred stock       19,703        3.90      October 3, 2001
       Common stock                                47,080        0.28      June 18, 2001 - February 25, 2006
       Common stock                               898,009        1.95      December 11, 2006 - December 15, 2007
       Common stock                               559,633        1.09      April 13, 2003 - December 15, 2007
       Common stock                                18,397        7.00      August 22, 2007


       Certain of the warrant agreements contain antidilution provisions related to future issuances of stock. In 1997, in connection with the issuance of the Series VII convertible preferred stock, the Company issued additional warrants to purchase 11,259 shares of the Series VI convertible preferred stock at an exercise price of $3.90 per share and reduced the exercise price on outstanding warrants to purchase 8,444 shares of Series VI convertible preferred stock from $9.10 to $3.90 per share to satisfy antidilution provisions.


10.    STOCK OPTION PLANS

       The 1991 Stock Option Plan (the "Plan") provides for the grant of incentive and nonqualified stock options for the purchase of shares of the Company's common stock by employees, directors and consultants of the Company. In 1998, the Plan was amended to provide for the purchase of up to an aggregate of 2,969,453 shares of the Company's common stock. The Board of Directors is responsible for the administration of the Plan. The Board of Directors determines the term of each option, number of shares for which each option is granted and the price at which each option is exercisable. The Company may not grant an employee incentive stock options with a fair market value in excess of $100,000 that is exercisable during any one calendar year. The term of incentive stock options granted cannot exceed ten years (five years for options granted to holders of more than 10% of the voting stock of the Company). The exercise price for incentive stock options granted may not be less than 100% of the fair market value per share of the underlying common stock (110% for options granted to holders of more than 10% of the voting stock of the Company). Stock appreciation rights may be granted in tandem with option grants and would be exercisable to the same extent and under the same conditions as the underlying option.

       In September 1996, the Company established the 1996 Director Stock Option Plan (the "Director Plan") which provides for the grant of non-qualified stock options for the purchase of up to 110,000 shares of the Company's common stock to the members of the Board of Directors of the Company. The Director Plan also provides for the automatic grant of options (the "Automatic Options") to purchase 6,000 shares to each eligible member of the Board of Directors on the date the Director Plan becomes effective and, subsequently, on the date that the Director is elected to the Board of Directors. Each Automatic Option vests ratably over a five year period beginning on the first

                                  CYTOMED, INC.
                          NOTES TO FINANCIAL STATEMENTS


       anniversary of the date of the grant. Options granted under the Director Plan that are not Automatic Options vest in accordance with the terms of each option agreement as established by the Board of Directors. The exercise price for all options under the Director Plan may not be less than the fair market value of the underlying common stock on the date of grant.

       No compensation expense was recorded related to stock-based employee compensation awards. Had compensation cost been determined based on the fair value of the options granted to employees at the grant date, as prescribed by SFAS No. 123, the Company's net income (loss) for the years ended December 31, 1998, 1997 and 1996 would have been approximately $5,100,000, $(9,595,000) and $(6,576,000), respectively.

       For purposes of the pro forma disclosure, the fair value of each option grant was estimated on the date of grant based upon the following assumptions: no dividend yield; no volatility; risk-free interest rate of 5.1%, 6.2% and 6.8% for 1998, 1997 and 1996, respectively; and expected option term of 7 years.

       During 1997, the Company granted options in the amount of 17,693 to nonemployees under the Plan. The estimated fair value of these options totaled $13,306 which was recorded as compensation expense during 1997.

       A summary of the status of the Company's stock option plans as of December 31, 1998, 1997 and 1996 and changes during the years then ended is presented below:


                                             1998                      1997                     1996
                                      --------------------     ---------------------     --------------------
                                                  WEIGHTED                  WEIGHTED                 WEIGHTED
                                                  AVERAGE                   AVERAGE                  AVERAGE
                                                  EXERCISE                  EXERCISE                 EXERCISE
                                      SHARES       PRICE        SHARES       PRICE       SHARES       PRICE

Outstanding at beginning of year    $1,055,679       $1.01       970,142       $0.96      558,518      $0.45
Granted                              2,077,638        0.50       130,693        1.40      434,864       1.58
Exercised                               (2,187)       0.45       (10,407)       0.45           --         --
Cancelled                             (251,258)       1.66       (34,749)       1.12      (23,240)      0.46
                                    ----------       -----       -------       -----     --------      -----
Outstanding at end of year           2,809,872        0.60     1,055,679        1.01      970,142       0.96
                                    ----------                 ---------                 --------
                                    ----------                 ---------                 --------

Options exercisable at end of year     805,173        0.64       488,768        0.66      362,616       0.45
                                    ----------                 ---------                 --------
                                    ----------                 ---------                 --------

Weighted-average fair value of
  options granted during the year   $     0.15                 $    0.68                     0.60
                                    ----------                 ---------                 --------
                                    ----------                 ---------                 --------

Options available for future grant     254,993
                                    ----------
                                    ----------

                                  CYTOMED, INC.
                          NOTES TO FINANCIAL STATEMENTS


       The following table summarizes information about stock options outstanding at December 31, 1998:



                                                  WEIGHTED        WEIGHTED                              WEIGHTED
                                                  AVERAGE         AVERAGE                               AVERAGE
                                     NUMBER       EXERCISE        REMAINING            NUMBER           EXERCISE
EXERCISE PRICE                     OUTSTANDING    PRICE        CONTRACTUAL LIFE       EXERCISABLE       PRICE


$0.30 - $0.50                      2,449,166       $0.49             8.7               649,367           $0.46
 0.53 -  0.70                        116,513        0.68             7.2                68,113            0.68
 1.40 -  1.95                        194,193        1.93             8.0                87,693            1.93
                                   ---------                                           -------

                                   2,809,872        0.60             8.6               805,173            0.64
                                   ---------                                           -------
                                   ---------                                           -------


11.    INCOME TAXES

       The Company's deferred tax assets and (liabilities) consist of the following:


                                                                   DECEMBER 31,
                                                               1998              1997
Net operating loss carryforwards                            $ 17,317,000      $ 18,067,000
Tax credit carryforwards                                       2,522,000         2,086,000
Other                                                             84,000           229,000
                                                            ------------      ------------
Gross deferred tax assets                                     19,923,000        20,382,000

Deferred gain on sale of assets                               (4,381,000)               --
                                                            ------------      ------------

Net deferred tax assets                                       15,542,000        20,382,000

Valuation allowance                                          (15,542,000)      (20,382,000)
                                                            ------------      ------------

                                                            $         --      $         --
                                                            ------------      ------------
                                                            ------------      ------------

       Deferred income taxes reflect the tax impact of temporary differences between the amount of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws and regulations. Under SFAS No. 109, the benefit associated with future deductible temporary differences is recognized if it is more likely than not that a benefit will be realized. Based on historical evidence, the Company has recorded a valuation allowance that offsets all net deferred tax assets.

                                  CYTOMED, INC.
                          NOTES TO FINANCIAL STATEMENTS

       At December 31, 1998, the Company has U.S. Federal net operating loss carryforwards and tax credit carryforwards available to reduce future tax liabilities which expire as follows:


                                       NET OPERATING
 YEAR OF                                   LOSS                      TAX  CREDIT
EXPIRATION                             CARRYFORWARDS                CARRYFORWARDS


2005                                    $   429,000                   $   32,000
2006                                      2,969,000                      142,000
2007                                      5,192,000                      100,000
2008                                      6,418,000                      314,000
2009                                      8,287,000                      373,000
2010                                      5,045,000                      101,000
2011                                      6,459,000                      108,000
2012                                      9,544,000                      322,000
2018                                             --                      423,000
                                        -----------                   ----------
                                        $44,343,000                   $1,915,000
                                        -----------                   ----------
                                        -----------                   ----------

       The Company has $29,107,000 of state net operating loss carryforwards which expire at various dates in 1999 to 2002 in approximately the same proportion as the federal net operating loss carryforwards expiring in 2005 to 2008 described above. The Company also has $1,163,000 of state tax credit carryforwards which expire at various dates in 2006 to 2013 in approximately the same proportion as the federal tax credit carryforwards expiring in the same years described above. Under the Internal Revenue Code, certain substantial changes in the Company's ownership could result in an annual limitation on the amount of net operating loss and tax credit carryforwards which can be utilized in future years.

12.    COMMITMENTS

       LEASES

       The Company leases facilities under a noncancellable operating lease, which expires in March 1999. The minimum lease commitments under this lease total approximately $25,000.

       Rent expense was approximately $682,000, $782,000 and $514,000 in 1998, 1997 and 1996, respectively.

       In connection with the facilities lease, the Company had a standby letter of credit outstanding in favor of the lessor for $25,000 at December 31, 1997. This letter of credit was collateralized by a certificate of deposit, which was included in other assets, totaling $25,000 at December 31, 1997. In October 1998, in conjunction with the UCB asset purchase agreement (Note 3), the letter of credit and related certificate of deposit were transferred to UCB.

       The Company had entered into an agreement which allowed the Company to lease up to $750,000 of laboratory and office equipment. At December 31, 1997, the Company had acquired approximately $665,000 of equipment under the agreement. In October 1998, in conjunction with the UCB asset purchase agreement (Note 3), the Company purchased all assets held under this lease agreement. In connection with this lease, the Company issued warrants to the lessor in 1995 for the purchase of 24,102 shares of Series III convertible preferred stock in 1995 at an exercise price of $3.00 per share. This warrant expires on August 2, 2005 or five years from the effective date of an initial public offering of common stock by the Company, whichever is sooner. The value ascribed to the warrant totaled $19,300 and was accounted for as discount on the related capital lease obligation. The discount was amortized as interest expense during the term of the lease.

                                  CYTOMED, INC.
                          NOTES TO FINANCIAL STATEMENTS

              In April 1998, the Company entered into an agreement to lease up to $2.5 million of equipment and tenant improvements. At December 31, 1998, no amounts were outstanding under the agreement. In connection with this agreement, the Company issued a warrant to the lessor for the purchase of 59,633 shares of common stock at an exercise price of $1.09 per share. The warrant expires in April 2003. The value ascribed to the warrant was not significant.

       RESEARCH, LICENSE AND CONSULTING AGREEMENTS The Company has entered into research, license and consulting agreements to support its research and development activities which expire at various dates through June 1999. Amounts charged to operations in connection with these agreements for the years ended December 31, 1998, 1997 and 1996 totaled approximately $321,000, $470,000 and $540,000, respectively. Certain of the agreements contain provisions for future royalties to be paid on sales of products developed under the agreements.

13.    SUBSEQUENT EVENTS

       On February 11, 1999, LeukoSite, Inc. ("LeukoSite") acquired all of the outstanding common and preferred stock of the Company in exchange for approximately 935,000 shares of LeukoSite Series A preferred stock. All outstanding options and warrants of the Company became immediately exercisable and were either exercised or terminated. Upon the receipt of the $6 million payment from UCB due in October 1999 pursuant to the UCB asset purchase agreement (Note 3), the stockholders of the Company will receive approximately 631,000 additional shares of LeukoSite Series A preferred stock. In the event that LeukoSite receives milestone payments pursuant to the UCB asset purchase agreement or receives the $1 million license fee payment upon the execution of the Stiefel license agreement (Note 4) , LeukoSite will make additional payments of up to $7.0 million to the stockholders of the Company. In addition, in the event that the Company's remaining research programs achieve certain milestones, LeukoSite will make additional cash payments of up to $16.5 million and issue up to approximately 84,000 additional shares of LeukoSite Series A preferred stock to the stockholders of the Company.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------
LEUKOSITE, INC. AND SUBSIDIARY

Report of Independent Public Accountants...................................................................  F-2

Consolidated Balance Sheets as of December 31, 1997 and 1998...............................................  F-3

Consolidated Statements of Operations for the Years Ended December 31, 1996, 1997
  and 1998.................................................................................................  F-4

Consolidated Statements of Stockholders' Equity (Deficit) for the Years Ended
  December 31, 1996, 1997 and 1998.........................................................................  F-5

Consolidated Statements of Cash Flows for the Years Ended December 31, 1996, 1997
  and 1998.................................................................................................  F-6

Notes to Consolidated Financial Statements.................................................................  F-7

L & I PARTNERS, L.P.

Report of Independent Public Accountants...................................................................  F-22

Balance Sheets as of December 31, 1997 and 1998............................................................  F-23

Statements of Operations for the Period from Inception (May 2, 1997) through
  December 31, 1997 and the Year Ended December 31, 1998 and for the Period from Inception (May 2, 1997)
  through December 31, 1998................................................................................  F-24

Statements of Partners' Capital for the Period from Inception (May 2, 1997) through
  December 31, 1998........................................................................................  F-25

Statement of Cash Flows for the Period from Inception (May 2, 1997) through December 31, 1997 and the Year
  Ended December 31, 1998, and for the Period from Inception (May 2, 1997) through December 31, 1998.......  F-26

Notes to Financial Statements..............................................................................  F-27

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To LeukoSite, Inc.:

    We have audited the accompanying consolidated balance sheets of LeukoSite, Inc. (a Delaware corporation) and subsidiary as of December 31, 1997 and 1998, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of LeukoSite, Inc. and subsidiary as of December 31, 1997 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Boston, Massachusetts
January 29, 1999

                         LEUKOSITE, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                                                                     DECEMBER 31,   DECEMBER 31,
                                                                                         1997           1998
                                                                                     -------------  -------------
                                                     ASSETS
Current assets:
  Cash and cash equivalents........................................................  $  10,587,873  $   5,361,339
  Marketable securities............................................................     14,569,100     15,802,376
  Other current assets.............................................................        408,811        544,779
                                                                                     -------------  -------------
    Total current assets...........................................................     25,565,784     21,708,494
                                                                                     -------------  -------------
Property and equipment, at cost:
  Laboratory furniture, fixtures and equipment.....................................      2,703,706      3,761,263
  Leasehold improvements...........................................................      2,409,753      3,561,757
  Office furniture, fixtures and equipment.........................................        298,925        454,427
                                                                                     -------------  -------------
                                                                                         5,412,384      7,777,447
  Less--Accumulated depreciation and amortization..................................     (2,973,095)    (4,383,574)
                                                                                     -------------  -------------
                                                                                         2,439,289      3,393,873
Marketable securities..............................................................             --      2,168,324
Other assets.......................................................................         27,090        231,930
                                                                                     -------------  -------------
    Total assets...................................................................  $  28,032,163  $  27,502,621
                                                                                     -------------  -------------
                                                                                     -------------  -------------
                                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.................................................................  $     196,987  $     272,128
  Accrued expenses.................................................................      1,866,423      4,115,301
  Obligation to fund joint venture.................................................      1,770,310        203,445
  Deferred revenue.................................................................      1,161,250      2,172,058
  Deferred rent....................................................................        243,171        222,907
  Current portion of capital lease obligations.....................................        866,835        733,848
                                                                                     -------------  -------------
    Total current liabilities......................................................      6,104,976      7,719,687
                                                                                     -------------  -------------
Deferred rent, net of current portion..............................................        222,907             --
                                                                                     -------------  -------------
Capital lease obligations, net of current portion..................................        896,578      1,315,813
                                                                                     -------------  -------------
Commitments and contingencies (Notes 7, 13, 14 and 15)
Stockholders' equity:
  Preferred stock $.01 par value--Authorized--5,000,000 shares Issued and
    outstanding--no shares.........................................................             --             --
  Common stock, $.01 par value--Authorized--25,000,000 shares Issued and outstanding--9,875,741 shares at December 31, 1997 and 11,916,339 shares at
    December 31, 1998..............................................................         98,758        119,164
  Additional paid-in capital.......................................................     53,294,367     65,280,443
  Deficit accumulated during the development stage.................................    (32,585,423)   (46,932,486)
                                                                                     -------------  -------------
  Total stockholders' equity.......................................................     20,807,702     18,467,121
                                                                                     -------------  -------------
  Total liabilities and stockholders' equity.......................................  $  28,032,163  $  27,502,621
                                                                                     -------------  -------------
                                                                                     -------------  -------------

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                         LEUKOSITE, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                               YEAR ENDED DECEMBER 31,
                                                                    ---------------------------------------------
                                                                        1996            1997            1998
                                                                    -------------  --------------  --------------
Revenues:
  Corporate collaborations........................................  $   3,591,000  $    5,098,345  $   10,020,468
  Joint venture (Note 7)..........................................             --         250,106       1,260,185
  Government grants...............................................         82,770         377,459         791,218
                                                                    -------------  --------------  --------------
    Total revenues................................................      3,673,770       5,725,910      12,071,871
                                                                    -------------  --------------  --------------
Operating expenses:
  Research and development........................................      8,502,187      11,980,233      21,141,587
  General and administrative......................................      1,370,538       1,757,802       2,624,773
                                                                    -------------  --------------  --------------
    Total operating expenses......................................      9,872,725      13,738,035      23,766,360
                                                                    -------------  --------------  --------------
    Loss from operations..........................................     (6,198,955)     (8,012,125)    (11,694,489)
Other income (expense):
  Equity in operations of joint venture...........................             --      (3,357,916)     (3,857,640)
  Interest income.................................................        378,924         865,840       1,367,936
  Interest expense................................................       (201,659)       (146,900)       (162,870)
                                                                    -------------  --------------  --------------
    Net loss......................................................  $  (6,021,690) $  (10,651,101) $  (14,347,063)
                                                                    -------------  --------------  --------------
                                                                    -------------  --------------  --------------
Net loss per common share:
    Basic and diluted.............................................  $       (5.65) $        (2.62) $        (1.32)
                                                                    -------------  --------------  --------------
                                                                    -------------  --------------  --------------
Shares used in computing net loss per common share:
    Basic and diluted.............................................      1,065,522       4,298,828      10,895,411
                                                                    -------------  --------------  --------------
                                                                    -------------  --------------  --------------

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                         LEUKOSITE, INC. AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                           CONVERTIBLE
                                         PREFERRED STOCK           COMMON STOCK
                                     -----------------------  -----------------------  ADDITIONAL
                                       NUMBER       $.01        NUMBER       $.01       PAID-IN    ACCUMULATED
                                     OF SHARES    PAR VALUE   OF SHARES    PAR VALUE    CAPITAL      DEFICIT        TOTAL
                                     ----------  -----------  ----------  -----------  ----------  ------------  -----------
BALANCE, DECEMBER 31, 1995.........   1,000,000   $  10,000    1,041,099   $  10,411   $3,121,267  ($15,302,632) $(12,160,954)
Issuance of Series E convertible
  preferred stock, net of issuance
  costs of $40,434.................   1,250,000      12,500           --          --    4,947,066           --     4,959,566
Exercise of stock options..........          --          --       45,491         455       31,816           --        32,271
Value ascribed to guaranteed rate
  of return on redeemable
  convertible preferred stock......          --          --           --          --      610,000           --       610,000
Net loss...........................          --          --           --          --           --   (6,021,690)   (6,021,690)
                                     ----------  -----------  ----------  -----------  ----------  ------------  -----------
BALANCE, DECEMBER 31, 1996.........   2,250,000      22,500    1,086,590      10,866    8,710,149  (21,324,322)  (12,580,807)
Accretion of redeemable convertible
  preferred stock dividends........          --          --           --          --           --     (610,000)     (610,000)
Proceeds from initial public
  offering of common stock, net of
  $745,480 of issuance costs.......          --          --    2,875,000      28,750   15,268,270           --    15,297,020
Conversion of convertible preferred
  stock............................  (2,250,000)    (22,500)     548,780       5,488       17,012           --            --
Conversion of redeemable
  convertible preferred stock......          --          --    4,986,827      49,869   25,293,042           --    25,342,911
Issuance of common stock, net of
  $30,000 of issuance costs........          --          --      336,135       3,361    3,966,639           --     3,970,000
Exercise of stock options..........          --          --       42,409         424       39,255           --        39,679
Net loss...........................          --          --           --          --           --  (10,651,101)  (10,651,101)
                                     ----------  -----------  ----------  -----------  ----------  ------------  -----------
BALANCE, DECEMBER 31, 1997.........          --          --    9,875,741      98,758   53,294,367  (32,585,423)   20,807,702
Issuance of common stock, net of
  $68,651 of issuance costs........          --          --   1, 967,169      19,672   11,714,691           --    11,734,363
Issuance of common stock under
  Employee Stock Purchase Plan.....          --          --       13,713         137       95,815           --        95,952
Exercise of stock options..........          --          --       59,716         597      175,570           --       176,167
Net loss...........................          --          --           --          --           --  (14,347,063)  (14,347,063)
                                     ----------  -----------  ----------  -----------  ----------  ------------  -----------
BALANCE, DECEMBER 31, 1998.........          --   $      --   11,916,339   $ 119,164   $65,280,443 ($46,932,486) $18,467,121
                                     ----------  -----------  ----------  -----------  ----------  ------------  -----------
                                     ----------  -----------  ----------  -----------  ----------  ------------  -----------

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                         LEUKOSITE, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                    YEAR ENDED DECEMBER 31,
                                                                              ------------------------------------
                                                                                 1996        1997         1998
                                                                              ----------  -----------  -----------
Cash flows used in operating activities:
  Net loss................................................................  $(6,021,690) $(10,651,101) $(14,347,063)
  Adjustments to reconcile net loss to net cash used in operating activities--
    Depreciation and amortization.........................................      908,860     1,019,531     1,466,420
    Gain on sale of equipment.............................................           --            --       (11,746)
    Equity in operations of joint venture.................................           --     3,357,916     3,857,640
    Changes in operating assets and Liabilities--
      Other current assets................................................      (66,270)     (255,032)     (135,968)
      Accounts payable and accrued expenses...............................      431,198       901,312     2,324,019
      Deferred revenue....................................................      261,250       900,000     1,010,808
      Deferred rent.......................................................      234,204      (104,357)     (243,171)
                                                                            -----------   -----------   -----------
        Net cash used in operating activities.............................   (4,252,448)   (4,831,731)   (6,079,061)
                                                                            -----------   -----------   -----------
Cash flows used in investing activities:
  Investment in marketable securities.....................................  (11,741,504)  (21,066,603)  (21,951,502)
  Proceeds from maturities of marketable securities.......................    6,787,602    11,442,960    18,549,902
  Investment in joint venture.............................................           --    (1,587,606)   (5,424,505)
  Purchases of property and equipment.....................................     (184,549)      (48,228)   (1,164,445)
  Proceeds from sale of equipment.........................................           --            --        12,800
  Decrease (increase) in other assets.....................................           --           436      (204,840)
                                                                            -----------   -----------   -----------
        Net cash used in investing activities.............................   (5,138,451)  (11,259,041)  (10,182,590)
                                                                            -----------   -----------   -----------
Cash flows from financing activities:
  Principal payments on capital Leases....................................     (695,226)     (878,067)     (971,365)
  Proceeds from redeemable convertible preferred stock, net of issuance
    costs.................................................................    7,790,607     3,819,506            --
  Proceeds from initial public offering, net of issuance costs............           --    15,297,020            --
  Issuance of common stock, net of issuance costs.........................           --     3,970,000    11,734,363
  Issuance of common stock under the Employee Stock Purchase Plan.........           --            --        95,952
  Exercise of stock options...............................................       32,271        39,679       176,167
  Issuance of convertible preferred stock, net of issuance costs..........    4,959,566            --            --
                                                                            -----------   -----------   -----------
      Net cash provided by financing activities...........................   12,087,218    22,248,138    11,035,117
                                                                            -----------   -----------   -----------
Net increase (decrease) in cash and cash equivalents......................    2,696,319     6,157,366    (5,226,534)
Cash and cash equivalents, beginning of period............................    1,734,188     4,430,507    10,587,873
                                                                            -----------   -----------   -----------
Cash and cash equivalents, end of period..................................  $ 4,430,507   $10,587,873   $ 5,361,339
                                                                            -----------   -----------   -----------
                                                                            -----------   -----------   -----------
Supplemental cash flow information:
  Cash paid during the period for interest................................  $   201,659   $   146,900   $   162,870
                                                                            -----------   -----------   -----------
                                                                            -----------   -----------   -----------
Supplemental disclosure of noncash investing and financing activities:
  Property and equipment acquired under capital lease obligations.........  $   343,927   $ 1,093,691   $ 1,257,613
                                                                            -----------   -----------   -----------
                                                                            -----------   -----------   -----------

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                         LEUKOSITE, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) THE COMPANY

    LeukoSite, Inc. (the Company) was incorporated on May 1, 1992. The Company is engaged in the development of small molecule and monoclonal antibody therapeutics with potential applications in inflammatory, autoimmune, and viral diseases and cancer.

    The Company was considered to be in the development stage for financial reporting purposes until December 1998. During 1998, the Company experienced significant revenue growth, including revenue from its joint venture with Ilex (as discussed in Note 7), entered into several new collaboration agreements (see
Note 4 and Note 9) and subsequent to year-end acquired all of the issued and outstanding capital stock of CytoMed, Inc. (see Note 21). As such, the Company no longer reports cumulative results from inception as required for development stage enterprises.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A) PRINCIPLES OF CONSOLIDATION

    The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All material intercompany accounts and transactions have been eliminated in consolidation.

(B) DEPRECIATION AND AMORTIZATION

    The Company provides for depreciation and amortization using the straight-line method by charges to operations in amounts estimated to allocate the cost of property and equipment over their estimated useful lives as follows:

                                                                                  ESTIMATED
ASSET CLASSIFICATION                                                             USEFUL LIVES
------------------------------------------------------------------------------  --------------
Laboratory furniture, fixtures and equipment..................................  4-5 years
Laboratory and office computer equipment......................................  3 years
Leasehold improvements........................................................  Life of lease
Office furniture, fixtures and equipment......................................  4-5 years

(C) REVENUE RECOGNITION

    All of the Company's revenues are non-refundable and are substantially derived from corporate collaborative research arrangements, government grants and amounts billed to the Company's joint venture with Ilex, as discussed in
Note 7. Corporate collaboration revenues and government grants, which are not subject to achieving development milestones, are recognized on a straight-line basis over the period of the contract, which approximates when work is performed and costs are incurred. Revenues that are earned upon the achievement of development milestones are recognized when the milestones are achieved and payment is due. License fee revenue represents technology transfer fees received for rights to certain technology of the Company. License fees are recognized as revenue when all obligations as defined in the

                         LEUKOSITE, INC. AND SUBSIDIARY

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) individual agreements are fulfilled by the Company and there is no risk of refund. Deferred revenue represents payments received in advance of revenue recognition.

(D) RESEARCH AND DEVELOPMENT

    All research and development costs are expensed as incurred. Funding commitments are recorded as a liability when they become contractually due. Research and development expenses in the accompanying consolidated statements of operations include funded and unfunded expenses.

(E) DISCLOSURE OF FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments consist mainly of cash and cash equivalents, marketable securities and accounts payable. The carrying amounts of these financial instruments approximate fair value due to the short-term nature of these instruments.

(F) NET LOSS PER COMMON SHARE

    In March 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 128, EARNINGS PER SHARE. The Company adopted SFAS No. 128 effective December 15, 1997. Basic net loss is based on the weighted average number of common shares outstanding. The 1997 net loss available to common stockholders has been adjusted to include $610,000 of dividends attributable to redeemable convertible preferred stock. Diluted net loss per share is the same as basic net loss per share as the inclusion of stock options and warrants would be antidilutive.

                                                                DECEMBER 31,
                                                ---------------------------------------------
                                                    1996            1997            1998
                                                -------------  --------------  --------------
Net loss......................................  $  (6,021,690) $  (10,651,101) $  (14,347,063)
Accretion of preferred stock dividends........             --        (610,000)             --
                                                -------------  --------------  --------------
Net loss applicable to common stockholders....  $  (6,021,690) $  (11,261,101) $  (14,347,063)
                                                -------------  --------------  --------------
                                                -------------  --------------  --------------
Net loss per common share--basic and
  diluted.....................................  $       (5.65) $        (2.62) $        (1.32)
                                                -------------  --------------  --------------
                                                -------------  --------------  --------------
Weighted average common shares
  outstanding--basic and diluted..............      1,065,522       4,298,828      10,895,411
                                                -------------  --------------  --------------
                                                -------------  --------------  --------------
Antidilutive securities that were not
  included--common stock options and
  warrants....................................        429,087         467,698         560,004
                                                -------------  --------------  --------------
                                                -------------  --------------  --------------

(3) CASH EQUIVALENTS AND MARKETABLE SECURITIES

    Cash equivalents are highly liquid investments with original maturities of less than three months. Marketable securities consist of securities with original maturities of greater than three months. The Company accounts for cash equivalents and marketable securities in accordance SFAS No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES. In accordance with SFAS No. 115, the Company has classified its investments as held-to-maturity. The investments that the Company has the positive intent

                         LEUKOSITE, INC. AND SUBSIDIARY

(3) CASH EQUIVALENTS AND MARKETABLE SECURITIES (CONTINUED) and ability to hold to maturity are reported at amortized cost, which approximates fair market value. As of December 31, 1998, there were no material unrealized gains or losses on investments. Cash and cash equivalents and marketable securities consisted of the following:

                                                         DECEMBER 31, 1997  DECEMBER 31, 1998
                                                         -----------------  -----------------
Cash and cash equivalents:
  Cash.................................................    $   1,373,786      $   3,219,315
  Money market funds...................................        6,609,783          1,341,651
  Taxable auction securities...........................        2,604,304            800,373
                                                         -----------------  -----------------
                                                           $  10,587,873      $   5,361,339
                                                         -----------------  -----------------
                                                         -----------------  -----------------
Marketable securities, short-term:
  U.S. government agency obligations (average maturity
    of 5 months).......................................    $   6,094,401      $          --
  Corporate bonds and notes (average Maturity of 5 and
    6 months respectively).............................        8,474,699         15,802,376
                                                         -----------------  -----------------
                                                           $  14,569,100      $  15,802,376
                                                         -----------------  -----------------
                                                         -----------------  -----------------
Marketable securities, long-term:
  Corporate bonds and notes (average Maturity of 15.5
    months)............................................    $          --      $   2,168,324
                                                         -----------------  -----------------
                                                         -----------------  -----------------

    Taxable auction securities have maturities of either seven, twenty-eight, or thirty-five days and the yields on these instruments are reset upon maturity by utilizing the Dutch Auction or remarketing mechanisms. New and existing investors reset the rates through a competitive bidding process that reflects factors such as the current interest rate environment, comparable yields available in alternative short-term cash instruments and the credit quality of the issuer.

(4) WARNER-LAMBERT AGREEMENTS

    The Company and Warner-Lambert Company (Warner) have entered into research, development and marketing agreements to share expertise in the discovery and development of compounds that antagonize the MCP-1, IL-8, CCR5 and CXCR4 receptors and A4B7 and AEB7 integrins and to market therapeutic drugs that result from the collaboration.

    The Company and Warner signed an agreement related to MCP-1 in September 1994 that was amended in July 1995 and October 1997 (the MCP-1 Agreement). Under the MCP-1 Agreement, the Company and Warner are working to screen and select compounds for further development. In conjunction with the MCP-1 Agreement, Warner agreed to purchase preferred stock at a predetermined share price and to fund a portion of the Company's research expenses. Warner purchased $3,000,000 of Series C convertible preferred stock in 1995 and $5,000,000 of Series E convertible preferred stock in 1996.

    The Company and Warner signed an agreement related to IL-8 in July 1995 that was amended in October 1997 (the IL-8 Agreement). Under the IL-8 Agreement, the Company and Warner are working to screen and select compounds for further development. In connection with the IL-8 Agreement, Warner paid the Company $250,000 for the grant of a license to the technology and made a $1,000,000 equity investment in the Series G preferred stock in March 1997.

                         LEUKOSITE, INC. AND SUBSIDIARY

(4) WARNER-LAMBERT AGREEMENTS (CONTINUED)
    The Company and Warner signed an agreement related to CCR5 and CXCR4 in October 1996 (the CCR5 and CXCR4 Agreement). Under the CCR5 and CXCR4 Agreement, the Company and Warner are working to discover and develop small molecule antagonists to AIDS chemokine co-receptors CCR5 and CXCR4 for the treatment of HIV infection. This agreement was extended in January 1998, at which time Warner made a nonrefundable $1,000,000 payment related to the achievement of certain milestones.

    Under the terms of the October 1997 amendment to the MCP-1 and IL-8 agreements, the Company, Warner and Kyowa Hakko Kogyo (Kyowa) have agreed to jointly pursue research and development of antagonists that target MCP-1, IL-8, CCR1 and CXCR3.

    The Company and Warner signed an agreement related to A4B7 and AEB7 in December 1998 (the A4B7 and AEB7 Agreement). Under the A4B7 and AEB7 Agreement, the Company and Warner are working to discover and develop small molecule atagonists to the A4B7 and AEB7 integrin targets implicated in asthma and inflammatory bowel disease. In connection with the A4B7 and AEB7 Agreement, Warner made a nonrefundable $2,500,000 payment for the grant of a license to the technology and agreed to provide research funding.

    The Company received quarterly research funding under the MCP-1 and IL-8 Agreements and the A4B7 and AEB7 Agreement. Through December 31, 1998, the Company had received $3,831,250 in research support. Revenue recognized for research support during the years ended December 31, 1996, 1997 and 1998 was $690,000, $1,035,000 and $1,021,667, respectively, and as of December 31, 1998, the Company has deferred recognizing $834,583 as revenue. The MCP-1, IL-8, CCR5 and CXCR4, and A4B7 and AEB7 Agreements (the Warner Agreements) also contain milestone payments payable to the Company beginning upon the designation of a product candidate for development. In addition, under the Warner Agreements, Warner will pay royalties as a percentage of sales, as defined, for certain products developed under the agreements. Warner waived its antidilution rights relating to the Series C, E and G preferred stock, which was converted into common stock in August 1997, in exchange for a credit against future royalties, if any become payable, under the MCP-1 and IL-8 Agreements and the Kyowa Agreement discussed in Note 6. The approximate amount of such credit is $3,900,000. The Warner Agreements can be terminated by either party with six months' written notice or for cause, as defined.

(5) ROCHE BIOSCIENCE AGREEMENT

    The Company signed an agreement with Roche Bioscience (Roche) for the development of a drug to block the binding of eotoxin in July 1996. Under the terms of this agreement, Roche will make payments to the Company in the form of licensing fees, research support and milestone payments and royalties on worldwide sales of products resulting from the collaboration. Through December 31, 1998, the Company had received $7,062,500 in licensing and research support payments from Roche. Revenue recognized for the years ended December 31, 1996, 1997 and 1998 was $2,900,000, $2,100,000 and $1,925,000, respectively, and as of
December 31, 1998, the Company has deferred recognizing $137,500 as revenue. Roche is responsible for preclinical and clinical development of products and has worldwide exclusive rights to market products.

(6) KYOWA HAKKO KOGYO AGREEMENT

    The Company signed an agreement with Kyowa to discover and develop small molecule antagonists and monoclonal antibody drugs to CXCR3 and CCR1 in April 1997. The agreement was amended in October 1997. Under the terms of the amended agreement, Kyowa has primary rights to market products

                         LEUKOSITE, INC. AND SUBSIDIARY

(6) KYOWA HAKKO KOGYO AGREEMENT (CONTINUED) in Japan and Asia resulting from the collaboration. Furthermore, the amended agreement calls for the Company, together with Warner and Kyowa to jointly develop antagonists that target MCP-1, IL-8, CXCR3 and CCR1. The Company is entitled to receive research support and milestone payments, as well as royalties based on net sales, as defined. Through December 31, 1998, the Company had received $7,000,000 of research funding from Kyowa. Revenue recognized for the years ended December 31, 1997 and 1998 was $2,100,000 and $3,300,000,
respectively, and as of December 31, 1998, the Company has deferred recognizing $1,200,000 as revenue.

(7) ILEX AGREEMENT

    In May 1997, the Company and Ilex Oncology, Inc. (Ilex) entered into a joint venture agreement that established a limited partnership for the purpose of developing CAMPATH-Registered Trademark-. Under the terms of the partnership, the Company is required to fund 50% of the partnership's working capital requirements. The joint venture expires in 2017, but provides for either partner under certain circumstances to purchase the other partner's ownership position of the joint venture after October 2000. Should either party fail to fulfill its funding obligations, control of the joint venture may change.

    The Company accounts for its investment in the joint venture under the equity method of accounting and records its share of the income of loss in other income (expense). The Company is reimbursed by the joint venture for certain costs incurred on behalf of the joint venture. The joint venture has sublicensed the rights to CAMPATH-Registered Trademark- from the Company. For the years ended December 31, 1997 and 1998, the Company's share of the joint venture's recorded loss was $3,357,916 and $3,857,640, respectively, and the Company had a funding liability of $203,445 to the joint venture as of December 31, 1998. The Company charged the joint venture $1,235,185 and $250,106 for costs incurred by the Company on behalf of the joint venture for the year ended December 31, 1998 and December 31, 1997, respectively, which has been recorded as revenue by the Company. During 1998, the joint venture made a nonrefundable $25,000 payment to the Company for the license to the rights of CAMPATH-Registered Trademark-, which has been recorded as revenue by the Company.

(8) GENENTECH

    The Company entered into an agreement with Genentech, Inc. (Genentech) in December 1997 to develop and commercialize LDP-02, a humanized monoclonal antibody for the treatment of inflammatory bowel disease (IBD). Under the terms of the agreement Genentech will have exclusive worldwide rights to market LDP-02. In connection with the agreement, Genentech made a $4,000,000 equity investment in the Company and was issued warrants to purchase 250,000 shares of common stock at an exercise price of $16.22 per share. The agreement calls for payments to be made to the Company for the achievement of certain milestones as well as future royalty payments based upon the sale of products developed under the collaboration. In addition, Genentech will provide two credit facilities. The first facility will be for approximately $15 million and will fund development of products through completion of Phase II clinical trials. The second facility will be available to the Company if it agrees to fund 25% of the Phase III clinical trial development costs in return for a specified share of profits on U.S. sales of any products developed under the agreement, as defined. If the Company elects this option, it will also receive royalties on products sold outside of the U.S. The two credit facilities can be repaid by the Company or converted into shares of common stock under certain circumstances, at the option of the Company or Genentech, at the market value of the common stock at the date of conversion. No funds have been drawn against the credit facilities for the years ended December 31, 1997 and 1998.

                         LEUKOSITE, INC. AND SUBSIDIARY

(9) MORPHOSYS

    The Company entered into a two-year collaboration agreement with MorphoSys AG (MorphoSys) in August 1998 to discover and develop therapeutic monoclonal antibodies for inflammatory and autoimmune disorders. Under the terms of the agreement, the Company received exclusive worldwide rights to develop and commercialize antibody therapeutics resulting from the collaboration. The Company made a technology access fee payment in August 1998 of $750,000, which has been included in research and development expense. The agreement calls for payments to be made to MorphoSys for funded research, the achievement of certain milestones as well as future royalties, based upon commercial sales of products developed under the collaboration.

(10) CAPITAL LEASE

    In 1993, the Company entered into a master lease agreement for the sale and leaseback or lease of up to $2,250,000 of laboratory and office equipment and leasehold improvements. At December 31, 1998, the Company had acquired approximately $2,130,000 of laboratory and office equipment and leasehold improvements under the lease agreement. The Company also has an obligation to purchase $750,000 of leasehold improvements at the expiration of the lease term for 15% of its original cost. The Company issued warrants for the purchase of 210,000 shares of Series A redeemable convertible preferred stock at an exercise price of $1.00 per share to the lessors under the master lease agreement (see
Note 13(b)).

    In 1994, the Company entered into a second master equipment lease agreement for the lease of up to $750,000 of laboratory and office equipment. At December 31, 1998, the Company had acquired approximately $730,000 of equipment under the lease. The leased equipment reverts back to the lessor at the end of the lease term or the Company may purchase all of the equipment for fair market value, which will not be less than 10% or more than 20% of the cost of the equipment. On January 18, 1996, this agreement was amended to provide an additional $300,000 of lease availability.

    On March 14, 1997, the Company entered into another lease agreement for the lease of up to $1,200,000 of laboratory and office equipment, of which $450,000 may be utilized for leasehold improvements. The leased equipment reverts back to the lessor at the end of the lease term or the Company may purchase all of the equipment for fair market value, which will not be less than 10% or more than 20% of the cost of the equipment. On May 7, 1998, this agreement was amended to provide an additional $1,200,000 of lease availability. As of December 31, 1998, $1,010,000 is available under this lease commitment.

    On March 26, 1998, the Company entered into another lease agreement for the lease of up to $500,000 of laboratory and office equipment. The leased equipment reverts back to the lessor at the end of the lease term or the Company may purchase all of the equipment for fair market value, which will not be less than 10% or more than 15% of the cost of the equipment. As of December 31, 1998, $500,000 is available under this lease commitment.

    On June 12, 1998, the Company entered into another lease agreement for the lease of up to $1,300,000 of laboratory and office equipment, of which $455,000 may be utilized for leasehold improvements. The leased equipment reverts back to the lessor at the end of the lease term or the Company may purchase all of the equipment for fair market value, which will not be less than 10% or more than 20% of the cost of the equipment. As of December 31, 1998, $620,000 is available under this lease commitment.

                         LEUKOSITE, INC. AND SUBSIDIARY

(10) CAPITAL LEASE (CONTINUED)
    Future minimum lease payments under these lease agreements at December 31, 1998 are as follows:

                                                                                     AMOUNT
                                                                                  ------------
Year Ending December 31,
  1999..........................................................................  $    883,933
  2000..........................................................................       790,774
  2001..........................................................................       427,161
  2002..........................................................................       227,413
                                                                                  ------------
    Total.......................................................................     2,329,281
  Less--Amount representing interest............................................       279,620
                                                                                  ------------
    Present value of future lease payments......................................     2,049,661
  Less--Amounts due within one year.............................................       733,848
                                                                                  ------------
    Amounts due after one year..................................................  $  1,315,813
                                                                                  ------------
                                                                                  ------------

(11) CAPITAL STOCK

(A) STOCK SPLIT AND AMENDMENT TO CHARTER

    On August 8, 1997, the Company amended its Restated Certificate of Incorporation, which included a 1-for-4.10 reverse stock split of the Company's common stock and a change in the par value of the Company's common stock to $.01 per share. Accordingly, all share and per share amounts of common stock for all periods presented have been retroactively adjusted to reflect the reverse stock split and change in par value. The Company is authorized to issue 25,000,000 shares of common stock, $.01 par value, and 5,000,000 shares of preferred stock, $.01 par value.

(B) INITIAL PUBLIC OFFERING

    On August 15, 1997, the Company completed the initial public offering of 2,875,000 shares of its common stock at $6 per share, for total net proceeds of $15.3 million after underwriting discounts and expenses of the offering. In connection with the public offering, all outstanding shares of redeemable convertible preferred stock and convertible preferred stock were automatically converted into 5,535,607 shares of common stock.

                         LEUKOSITE, INC. AND SUBSIDIARY

(12) PREFERRED STOCK

(A) REDEEMABLE CONVERTIBLE PREFERRED STOCK

    Redeemable convertible preferred stock activity for the two years in the period ended December 31, 1997 is as follows:

                                       SERIES A                SERIES B                SERIES D                SERIES F
                                ----------------------   ---------------------   ---------------------  ----------------------
                                 NUMBER      CARRYING     NUMBER     CARRYING     NUMBER     CARRYING    NUMBER      CARRYING
                                OF SHARES     VALUE      OF SHARES    VALUE      OF SHARES    VALUE     OF SHARES     VALUE
                                ----------  ----------   ---------  ----------   ---------  ----------  ---------   ----------

Balance, December 31, 1995...   10,000,000  $9,855,261   1,666,667  $1,926,629   1,481,482  $1,950,908         --   $       --

Issuance of Series F
  preferred stock, net of
  issuance costs of
  $34,838....................           --          --          --          --          --          --   1,638,335   4,880,607

Issuance of Series G
  preferred stock, net of
  issuance costs of
  $90,000....................           --          --          --          --          --          --          --          --

Value ascribed to guaranteed
  rate of return on
  redeemable convertible
  preferred stock............           --          --          --          --          --          --          --          --
                                ----------  ----------   ---------  ----------   ---------  ----------   ---------  ----------

Balance, December 31, 1996...   10,000,000   9,855,261   1,666,667   1,926,629   1,481,482   1,950,908   1,638,335   4,880,607

Issuance of Series G
  preferred stock, net of
  issuance costs of
  $40,000....................           --          --          --          --          --          --          --          --

Accretion of redeemable
  convertible Preferred stock
  dividend...................           --          --          --          --          --          --          --          --

Conversion of redeemable
  convertible preferred
  stock......................  (10,000,000) (9,855,261) (1,666,667) (1,926,629) (1,481,482) (1,950,908) (1,638,335) (4,880,607)
                               -----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------

Balance, December 31, 1997...           --  $       --          --  $       --          --  $       --          --  $       --
                               -----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
                               -----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------

                                     SERIES G
                               ---------------------
                                NUMBER     CARRYING
                               OF SHARES    VALUE
                               ---------  ----------
Balance, December 31, 1995...         --  $       --
Issuance of Series F
  preferred stock, net of
  issuance costs of
  $34,838....................         --          --
Issuance of Series G
  preferred stock, net of
  issuance costs of
  $90,000....................    857,143   2,910,000
Value ascribed to guaranteed
  rate of return on
  redeemable convertible
  preferred stock............         --    (610,000)
                               ---------  ----------
Balance, December 31, 1996...    857,143   2,300,000
Issuance of Series G
  preferred stock, net of
  issuance costs of
  $40,000....................  1,102,719   3,819,506
Accretion of redeemable
  convertible Preferred stock
  dividend...................         --     610,000
Conversion of redeemable
  convertible preferred
  stock...................... (1,959,862) (6,729,506)
                              ----------  ----------
Balance, December 31, 1997...         --  $       --
                               ---------  ----------
                               ---------  ----------

    As discussed in Note 11(b), upon completion of the Company's initial public offering, all outstanding shares of redeemable convertible preferred stock were automatically converted into 4,986,827 shares of common stock.

    The Company also had a separate agreement with certain Series G shareholders whereby their shares were converted into common stock based upon a specific rate of return on their original investment, as defined. The Company recorded the value attributed to the guaranteed rate of return (based on an original investments of $3,000,000, an annual rate of return of 33% and an estimated period of approximately 7.5 months before conversion into common stock) as additional paid-in capital and accreted it as a preferred stock dividend over the estimated period that the stock was outstanding. The Company recorded $610,000 of such accretion through December 31, 1997.

(13) STOCK OPTIONS AND WARRANTS

(A) STOCK OPTIONS

    The Company has adopted the 1993 Stock Option Plan (the Plan) under which it may grant both incentive stock options and nonstatutory stock options. The Plan provides for the granting of options to purchase up to 2,125,000 shares of common stock. As of December 31, 1998, 352,720 shares are available for future grant under the Plan. To date, all options granted have been issued with an exercise price equal to the fair market value at the time of issuance.

                         LEUKOSITE, INC. AND SUBSIDIARY

(13) STOCK OPTIONS AND WARRANTS (CONTINUED)
    The Company's 1997 Employee Stock Purchase Plan authorizes a total of up to 150,000 shares of the Company's common stock to be sold to participating employees. Participating employees may purchase shares of common stock at 85% of its fair market value at the beginning or end of an offering period, whichever is lower, through payroll deductions in an amount not to exceed 8% of an employee's base compensation.

    During 1993, the Company granted a stock option to purchase 135,000 shares of Series A redeemable convertible preferred stock at $1.00 per share pursuant to a stock restriction agreement with a consultant. Upon conversion of the Series A redeemable convertible preferred stock into common stock as discussed in Note 11(b), the option holder is now entitled to purchase 32,927 shares of common stock at an exercise price of $4.10 per share. This option expires on August 15, 2002.

    The Company had the following common stock option activity for the three years end December 31, 1998:

                                                                 OPTION
                                                    NUMBER        PRICE       WEIGHTED AVERAGE
                                                  OF SHARES     PER SHARE      EXERCISE PRICE
                                                  ----------  -------------  -------------------
Balance, December 31, 1995......................     468,776  $    .04-1.19          $  .74
  Granted.......................................     324,356      1.19-6.15            5.37
  Exercised.....................................     (45,491)      .04-1.19             .70
  Canceled......................................     (15,212)      .82-5.13            2.30
                                                  ----------  -------------             ---
Balance, December 31, 1996......................     732,429  $    .04-6.15          $ 2.75
  Granted.......................................     633,008     6.12-11.13            8.46
  Exercised.....................................     (42,409)      .04-6.15             .93
  Canceled......................................     (48,509)      .69-7.17            4.45
                                                  ----------  -------------             ---
Balance, December 31, 1997......................   1,274,519  $   .04-11.13          $ 5.50
  Granted.......................................     469,403     6.56-13.00            9.29
  Exercised.....................................     (59,716)      .04-7.17            2.98
  Canceled......................................     (84,908)     .94-11.13            7.98
                                                  ----------  -------------             ---
Balance, December 31, 1998......................   1,599,298  $   .04-13.00          $ 6.66
                                                  ----------  -------------             ---
                                                  ----------  -------------             ---
Exercisable December 31, 1996...................     197,767  $    .04-2.62          $  .66
                                                  ----------  -------------             ---
                                                  ----------  -------------             ---
Exercisable December 31, 1997...................     336,805  $    .04-7.17          $ 1.70
                                                  ----------  -------------             ---
                                                  ----------  -------------             ---
Exercisable December 31, 1998...................     585,644  $   .04-11.13          $ 3.71
                                                  ----------  -------------             ---
                                                  ----------  -------------             ---

                         LEUKOSITE, INC. AND SUBSIDIARY

(13) STOCK OPTIONS AND WARRANTS (CONTINUED)

                                     OUTSTANDING                                    EXERCISABLE
                ------------------------------------------------------  ------------------------------------
                                   WEIGHTED AVERAGE
                                       REMAINING      WEIGHTED AVERAGE                     WEIGHTED AVERAGE
EXERCISE PRICE  NUMBER OF SHARES     CONTRACT LIFE     EXERCISE PRICE   NUMBER OF SHARES    EXERCISE PRICE
--------------  -----------------  -----------------  ----------------  -----------------  -----------------
      $.04-.94         279,460              5.03         $      .65            279,460         $     .65
     1.00-2.62          60,240              6.68               1.17             42,552              1.18
     5.12-6.75         410,555              7.99               5.85            145,667              5.69
     7.13-8.88         294,073              8.85               7.59             70,592              7.72
    9.00-10.75         383,820              9.74              10.04             12,379             10.36
   11.13-13.00         171,150              9.91              11.17             34,994             11.13
                -----------------          -----            -------            -------             -----
                     1,599,298              8.21         $     6.66            585,644         $    3.71
                -----------------          -----            -------            -------             -----
                -----------------          -----            -------            -------             -----

    In October 1995, the FASB issued SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. SFAS No. 123 requires the measurement of the fair value of stock options or warrants granted to employees to be included in the statement of operations or disclosed in the notes to financial statements. The Company has determined that it will continue to account for stock-based compensation for employees under Accounting Principles Board Opinion No. 25 and elect the disclosure-only alternative under SFAS No. 123. The Company has computed the pro forma disclosures required under SFAS No. 123 for options granted in 1996, 1997 and 1998 using the Black-Scholes option pricing model prescribed by SFAS No.
123. The assumptions used for the years ended December 31, 1996, 1997 and 1998 are as follows:

                                                            DECEMBER 31,
                                        ----------------------------------------------------
                                              1996              1997              1998
                                        ----------------  ----------------  ----------------
Risk-free interest rate...............    5.54%-6.83%       5.83%-6.86%       4.46%-5.57%
Expected dividend yield...............         0%                0%                0%
Expected life.........................      7 years           7 years           7 years
Expected volatility...................        33%               60%               46%

    The Black-Scholes option-pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option-pricing models require the input of highly subjective assumptions including expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

    The total value of the options granted during the years ended 1996, 1997 and 1998 was computed as approximately $867,000, $3,561,000 and $2,338,000, respectively. Of these amounts, approximately $99,000, $458,000 and $1,179,000 would be charged to operations for the years ended December 31, 1996, 1997 and 1998, respectively. The remaining amount would be amortized over the related vesting periods. The resulting pro forma compensation expense may not be representative of the amount to be expected in future years, as pro forma compensation expense may vary based upon the number of options granted and the assumptions used in valuing these options.

    The pro forma net loss and pro forma net loss per common share presented below have been computed assuming no tax benefit. The effect of a tax benefit has not been considered since a substantial

                         LEUKOSITE, INC. AND SUBSIDIARY

(13) STOCK OPTIONS AND WARRANTS (CONTINUED) portion of the stock options granted are incentive stock options and the Company does not anticipate a future deduction associated with the exercise of these stock options. The pro forma effect of SFAS No. 123 for the years ended December 31, 1996, 1997 and 1998 is as follows:

                                                                          DECEMBER 31,
                                   -----------------------------------------------------------------------------------------
                                               1996                            1997                         1998
                                   ----------------------------     --------------------------    --------------------------
                                                        PRO             AS                           AS              PRO
                                   AS REPORTED         FORMA         REPORTED       PRO FORMA      REPORTED         FORMA
                                   -----------       ----------     -----------    -----------    -----------    -----------
Net loss.........................  ($6,021,690)     $(6,121,057)   $(10,651,101)  $(11,109,101)  $(14,347,063)  $(15,525,781)
                                   -----------      -----------    ------------   ------------   ------------   ------------
                                   -----------      -----------    ------------   ------------   ------------   ------------
Basic and diluted net loss per
  common share...................   $    (5.65)     $     (5.74)   $      (2.62)  $      (2.73)  $      (1.32)  $      (1.42)
                                   -----------      -----------    ------------   ------------   ------------   ------------
                                   -----------      -----------    ------------   ------------   ------------   ------------

(B) WARRANTS

    In connection with the issuance of the Company's Series G redeemable convertible preferred stock, the Company granted warrants to purchase shares of common stock. The total number of shares issuable upon exercise of the warrants and the exercise price will be determined once the Company completes its first firm commitment underwritten public offering in which the net proceeds to the Company are at least $17,500,000 (the Designated Public Offering). The warrants shall become exercisable only if the Designated Public Offering occurs after December 20, 2000. If the Designated Public Offering occurs on or prior to December 20, 2000, the warrants shall become null and void. The warrants are exercisable beginning on the later of (i) the date of the closing of the Designated Public Offering after December 20, 2000 or (ii) the date of closing in connection with, or expiration of, the underwriters' overallotment option in connection with the Designated Public Offering. The warrants expire on the earlier of (i) the date of closing of the Designated Public Offering provided the closing occurs on or prior to December 20, 2000 or (ii) December 20, 2003.

    In conjunction with the Company's master lease agreement (see Note 10), the Company issued warrants for the purchase of 210,000 shares of Series A redeemable convertible preferred stock at an exercise price of $1.00 per share. Upon conversion of the Series A redeemable convertible preferred stock into common stock as discussed in Note 11(b), the warrantholder became entitled to purchase 51,220 shares of common stock at an exercise price of $4.10 per share. The warrants are fully exercisable and expire on August 15, 2002. The value assigned to the warrants, $90,500, is being accounted for as debt discount and is being amortized over the lease period.

    In conjunction with the Company's agreement with Genentech (see Note 8), the Company issued warrants to purchase 250,000 shares of common stock at an exercise price of $16.22 per share. The warrants are exercisable on December 18, 1999 and expire on December 18, 2007.

                         LEUKOSITE, INC. AND SUBSIDIARY

(14) OPERATING LEASE

    In December 1994, the Company entered into an operating lease for its office and research facilities. The lease expires in December 1999 with an option to renew for two additional five-year terms. On September 1, 1998, the term of the lease was extended for an additional period commencing as of December 1, 1999 and expiring as of November 30, 2004. The Company has received certain rent concessions during the initial term of the lease. Rent expense is being recognized ratably over the term of the lease. Deferred rent included in the accompanying consolidated balance sheet represents the difference between cash paid to date and rent expense recognized to date. Rent expense for 1996, 1997 and 1998 amounted to approximately $459,000, $459,000 and $741,000 respectively.

    Future minimum rental payments at December 31, 1998 are as follows:

                                                                                     AMOUNT
                                                                                  ------------
Year Ending December 31,
1999............................................................................  $  1,724,281
2000............................................................................     1,294,243
2001............................................................................     1,294,243
2002............................................................................     1,294,243
2003............................................................................     1,294,243
2004............................................................................     1,186,389
                                                                                  ------------
                                                                                  $  8,087,642
                                                                                  ------------
                                                                                  ------------

(15) INCOME TAXES

    The Company follows the provisions of SFAS No. 109, ACCOUNTING FOR INCOME TAXES, whereby a deferred tax asset or liability is measured by the enacted tax rates that would be in effect when any differences between the financial statement and tax bases of assets or liabilities reverse. The Company has elected to defer the deduction of certain research and development costs, as defined in the Internal Revenue Code. As of December 31, 1998, the Company has available deferred research and development costs of approximately $29,105,000, net operating loss carryforwards of approximately $13,800,000 and research and development credit carryforwards of approximately $1,300,000 to reduce future federal income taxes, if any. The net operating loss and credit carryforwards expire beginning in the year 2007 and are subject to review and possible adjustment by the Internal Revenue Service. Because of the uncertainty

                         LEUKOSITE, INC. AND SUBSIDIARY

(15) INCOME TAXES (CONTINUED)
of the realization of future tax return benefits of the deferred tax assets, a full valuation allowance has been provided.

                                                                     1997            1998
                                                                --------------  --------------
Operating loss carryforwards..................................  $    1,902,000  $    5,502,000
Tax credit carryforwards......................................         900,000       1,300,000
Start-up costs................................................         160,000         180,000
Development costs.............................................       9,905,000      12,374,000
Nondeductible accruals........................................          84,000         102,000
Depreciation..................................................         189,000         375,000
                                                                --------------  --------------
                                                                    13,140,000      19,833,000
Less--Valuation allowance.....................................     (13,140,000)    (19,833,000)
                                                                --------------  --------------
                                                                --------------  --------------
                                                                $           --  $           --
                                                                --------------  --------------
                                                                --------------  --------------

    The United States Tax Reform Act of 1986 contains provisions that may limit the Company's net operating loss and credit carryforwards available to be used in any given year in the event of significant changes in the ownership interests of significant stockholders. The Company has completed numerous financings since its inception and has incurred ownership changes, as defined in the Tax Reform Act of 1986. The Company believes that the ownership changes will not significantly impact its ability to utilize its net operating loss and tax credit carryforwards.

(16) COMMITMENTS

(A) RESEARCH, LICENSE AND CONSULTING AGREEMENTS

    The Company has entered into various research, license and consulting agreements to support its research and development activities. These agreements generally expire over several years. Certain of such agreements contain provisions for future royalties to be paid on sales of products developed under the agreements. The Company also has commitments to fund research and development under arrangements discussed in Notes 7 and 16(b).

    Future minimum commitments under research, license and consulting agreements, excluding any funding related to the Ilex joint venture discussed in
Note 7, at December 31, 1998 are approximately as follows:

1999............................................................  $1,805,000
2000............................................................     288,000
2001............................................................      25,000
                                                                  ----------
Total...........................................................  $2,118,000
                                                                  ----------
                                                                  ----------

(B) LEUKOSITE (U.K.) LIMITED

    The Company has a wholly owned subsidiary, LeukoSite (UK) Limited (LeukoSite
UK). LeukoSite UK was incorporated for the purpose of entering into a research agreement to fund research activity in the United Kingdom. An agreement has been established whereby LeukoSite UK will contribute $3,000,000

                         LEUKOSITE, INC. AND SUBSIDIARY

(16) COMMITMENTS (CONTINUED)
toward funding the construction, equipping and the operations of a research center in the UK. The Company has paid and charged to operations $2,500,000 of such commitment as of December 31, 1998, and the balance will be paid in six-month intervals of $250,000 each. It is expected that the Company will fund most of the cash requirements of LeukoSite UK.

(17) ACCRUED EXPENSES

    Accrued expenses in the accompanying consolidated balance sheets consist of the following:

                                                                           DECEMBER 31,
                                                                    --------------------------
                                                                        1997          1998
                                                                    ------------  ------------
Payroll and payroll-related.......................................  $    608,724  $    711,678
Consulting and contract research..................................       263,300       249,010
Preclinical research and development..............................       330,237     1,776,605
Clinical research and development.................................       174,592       559,672
Legal fees........................................................       145,018       124,882
Other.............................................................       344,552       693,454
                                                                    ------------  ------------
                                                                    $  1,866,423  $  4,115,301
                                                                    ------------  ------------
                                                                    ------------  ------------

(18) PROFIT SHARING PLAN

    The Company maintains a profit sharing plan (the Plan) that provides for tax deferred employee benefits under Section 401(k) of the Internal Revenue Code. The Plan allows employees to make contributions, a portion of which will be matched by the Company, up to 25% of the lesser of 6% of an employee's salary or an employee's contributions. The Company's contributions are 100% vested. There were no Company matching contributions during the years ended December 31, 1996 and 1997. The Company has made matching contributions to the Plan of approximately $52,000 for the year ended December 31, 1998. The Company pays the administrative costs of the Plan.

(19) COMPREHENSIVE INCOME

    In June 1997, the FASB issued SFAS No. 130, REPORTING COMPREHENSIVE INCOME. The statement established standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. This statement is effective for fiscal years beginning after December 15, 1997. The Company has adopted this statement for the year ended December 31, 1998 with no material impact on the Company's financial statements as there are no material differences between comprehensive income and reported.

(20) SEGMENT REPORTING

    In June 1997, the FASB issued SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. This statement established standards for the way that public business enterprises report information about operating segments in annual financial statements and require that enterprises report selected information about operating segments in interim financial reports issued to stockholders.

                         LEUKOSITE, INC. AND SUBSIDIARY

(20) SEGMENT REPORTING (CONTINUED)
    The Company has adopted this statement for the fiscal year ending December 31, 1998. In accordance with SFAS No. 131, the Company has one operating segment. Additional disclosure of revenue information about products and services is, therefore, not required.

(21) SUBSEQUENT EVENT

    On February 11, 1999, the Company acquired all of the issued and outstanding capital stock of CytoMed Inc. (CytoMed) through the issuance of 935,625 shares of the Company's Series A Convertible Preferred Stock, par value $.01 per share, to CytoMed shareholders. The Series A Convertible Preferred Stock is convertible into common stock on a one-to-one basis upon required approval by Company shareholders. The Company will issue another 631,313 common shares to CytoMed shareholders upon receipt of a $6,000,000 payment to CytoMed from UCB Pharma which is required to be paid in October 1999. In addition, CytoMed shareholders may receive up to $23,000,000 in cash and 84,000 shares of the Company's common stock which is required upon the achievement of clinical development and regulatory milestones related to CytoMed's product candidates. The total purchase price, including shares issued, shares to be issued and transaction costs, was approximately $16,100,000 and the net assets acquired were approximately $14,500,000. The transaction will be accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16, BUSINESS COMBINATIONS.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the General Partners of
L&I Partners, L.P.:

    We have audited the accompanying balance sheets of L&I Partners, L.P. (a Delaware Limited Partnership in the development stage), as of December 31, 1998 and 1997, and the related statements of operations, partners' capital and cash flows for the year ended December 31, 1998, and for the period from inception (May 2, 1997) through December 31, 1997, and cumulative from inception (May 2,
1997) through December 31, 1998. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of L&I Partners, L.P., as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the year ended December 31, 1998, and for the period from inception through December 31, 1997, and cumulative from inception through December 31, 1998, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

San Antonio, Texas
January 29, 1999

                               L&I PARTNERS, L.P.

                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS

                                 (IN THOUSANDS)

                                                                                                     DECEMBER 31
                                                                                                 --------------------
                                                                                                   1998       1997
                                                                                                 ---------  ---------
                                            ASSETS
CASH AND CASH EQUIVALENTS......................................................................  $      60  $     353
PREPAID EXPENSES...............................................................................          4         --
                                                                                                 ---------  ---------
    Total assets...............................................................................  $      64  $     353
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------
                               LIABILITIES AND PARTNERS' CAPITAL
CURRENT LIABILITIES:
  Accounts payable to related parties..........................................................  $     737  $   1,202
  Accrued subcontractor costs..................................................................         --      3,210
                                                                                                 ---------  ---------
    Total liabilities..........................................................................        737      4,412
                                                                                                 ---------  ---------
COMMITMENTS AND CONTINGENCIES
PARTNERS' CAPITAL:
  Limited partners' capital....................................................................       (666)    (4,006)
  General partner's capital....................................................................         (7)       (40)
  Receivable from general partner..............................................................         --        (13)
                                                                                                 ---------  ---------
    Total partners' capital....................................................................       (673)    (4,059)
                                                                                                 ---------  ---------
    Total liabilities and partners' capital....................................................  $      64  $     353
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

   The accompanying notes are an integral part of these financial statements.

                               L&I PARTNERS, L.P.

                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS

                                 (IN THOUSANDS)

                                                                                                      CUMULATIVE
                                                                                                         FROM
                                                                                        INCEPTION     INCEPTION
                                                                          YEAR ENDED     THROUGH       THROUGH
                                                                         DECEMBER 31   DECEMBER 31,  DECEMBER 31,
                                                                             1998          1997          1998
                                                                         ------------  ------------  ------------
REVENUE................................................................   $       --    $       --    $       --
                                                                         ------------  ------------  ------------
OPERATING EXPENSES:
  General and administrative...........................................          153            --           153
                                                                         ------------  ------------  ------------
  Costs of contract research services performed by related parties.....        4,876         1,202         6,078
  Subcontractor costs..................................................        2,755         5,520         8,275
                                                                         ------------  ------------  ------------
      Total operating expenses.........................................        7,784         6,722        14,506
                                                                         ------------  ------------  ------------
OPERATING LOSS.........................................................       (7,784)       (6,722)      (14,506)
                                                                         ------------  ------------  ------------
INTEREST INCOME........................................................           68             6            74
                                                                         ------------  ------------  ------------
NET LOSS...............................................................   $   (7,716)   $   (6,716)   $  (14,432)
                                                                         ------------  ------------  ------------
                                                                         ------------  ------------  ------------

   The accompanying notes are an integral part of these financial statements.

                               L&I PARTNERS, L.P.

                         (A DEVELOPMENT STAGE COMPANY)

                        STATEMENTS OF PARTNERS' CAPITAL

                                 (IN THOUSANDS)

                                                                                     LIMITED      GENERAL
                                                                                    PARTNERS'    PARTNER'S
                                                                                     CAPITAL      CAPITAL      TOTAL
                                                                                   -----------  -----------  ---------
BALANCE, inception, May 2, 1997..................................................   $      --    $      --   $      --
  Contributions..................................................................       2,643           27       2,670
  Receivable from general partner................................................          --          (13)        (13)
  Net loss.......................................................................      (6,649)         (67)     (6,716)
                                                                                   -----------       -----   ---------
BALANCE, December 31, 1997.......................................................      (4,006)         (53)     (4,059)
  Contributions..................................................................      10,979          123      11,102
  Net loss.......................................................................      (7,639)         (77)     (7,716)
                                                                                   -----------       -----   ---------
BALANCE, December 31, 1998.......................................................   $    (666)   $      (7)  $    (673)
                                                                                   -----------       -----   ---------
                                                                                   -----------       -----   ---------

   The accompanying notes are an integral part of these financial statements.

                               L&I PARTNERS, L.P.

                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                                      CUMULATIVE
                                                                                                         FROM
                                                                                        INCEPTION     INCEPTION
                                                                          YEAR ENDED     THROUGH       THROUGH
                                                                         DECEMBER 31   DECEMBER 31,  DECEMBER 31,
                                                                             1998          1997          1998
                                                                         ------------  ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss.............................................................   $   (7,716)   $   (6,716)   $  (14,432)
  Adjustments to reconcile net loss to net cash used in operating activities-........................................................
    Increase in assets-
      Prepaid expenses.................................................           (4)           --            (4)
    Increase (decrease) in liabilities-
      Accounts payable to related parties..............................        3,925         1,202         5,127
      Accrued subcontractor costs......................................       (3,210)        3,210            --
                                                                         ------------  ------------  ------------
          Net cash used in operating activities........................       (7,005)       (2,304)       (9,309)
                                                                         ------------  ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Capital contributions................................................        6,712         2,657         9,369
                                                                         ------------  ------------  ------------
          Net cash provided by financing activities....................        6,712         2,657         9,369
                                                                         ------------  ------------  ------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS...................         (293)          353            60
CASH AND CASH EQUIVALENTS, beginning of period.........................          353            --            --
                                                                         ------------  ------------  ------------
CASH AND CASH EQUIVALENTS, end of period...............................   $       60    $      353    $       60
                                                                         ------------  ------------  ------------
                                                                         ------------  ------------  ------------
SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING ACTIVITIES:
    Capital contributions made through settlement of accounts payable
      to related parties...............................................   $    4,390    $       --    $    4,390
                                                                         ------------  ------------  ------------
                                                                         ------------  ------------  ------------

   The accompanying notes are an integral part of these financial statements.

                               L&I PARTNERS, L.P.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997

                             (AMOUNTS IN THOUSANDS)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    ORGANIZATION AND CONTROL

    L&I Partners, L.P. (L&I), was founded in May 1997 as a joint venture between Ilex Oncology, Inc. (Ilex), and Leukosite, Inc. (Leukosite). L&I was formed to develop and commercialize a monoclonal antibody (CAMPATH-Registered Trademark-) initially for the treatment of chronic lymphocytic leukemia, pursuant to an agreement of limited partnership and a license agreement between Leukosite, Ilex and L&I. The development and commercialization activities of L&I are jointly managed by Leukosite and Ilex who will generally share equally in profits and losses. The joint venture expires in 2017, but provides for either partner to purchase the other partner's ownership interest in the joint venture in the event of an unresolved deadlock (relating to the activities of the partnership) after the earlier of a change in control (as defined therein) of the other party or October 31, 2000. In addition, in the event that one party is unable or unwilling to fulfill its funding obligations to the joint venture, then in certain circumstances, the party that funds the joint venture shall gain control of the management of the joint venture, subject to certain catch-up rights of the other party.

    L&I is in the development stage and has not yet generated operating revenues nor is there any assurance of future revenues. Since inception, L&I has received significant support from Leukosite and Ilex. Although its affiliation with Leukosite and Ilex puts it in a preferred position to develop and commercialize a product, L&I continues to be subject to the risks and challenges associated with other companies in a comparable stage of development including the ability to obtain adequate financing to fund operations and development, dependence on key individuals and entities, competition from larger companies and successful marketing of its products. Accordingly, L&I's future success is uncertain.

    During the period from inception (May 2, 1997) through December 31, 1998, L&I incurred a net loss of approximately $14.5 million and, at December 31, 1998, had a negative working capital of approximately $.7 million and negative partners' capital of approximately $.7 million. The ability of L&I to continue as a going concern is dependent upon the ongoing support of its partners. The general and limited partners have committed to making additional capital contributions in order to fund the obligations and operations of L&I through fiscal 1999.

    Under the partnership structure, Ilex and Leukosite each hold a 49.5 percent limited partner interest and L&I LLC holds a 1 percent general partner interest in L&I. Ilex and Leukosite each hold a 50 percent interest in L&I LLC.

    BASIS OF PRESENTATION

    The accompanying financial statements have been prepared in accordance with generally accepted accounting principles and are not the basis for reporting taxable income to the partners. The financial statements include the accounts of L&I only.

    ESTIMATES IN FINANCIAL STATEMENTS

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and

                               L&I PARTNERS, L.P.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           DECEMBER 31, 1998 AND 1997

                             (AMOUNTS IN THOUSANDS)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

    STATEMENT OF CASH FLOWS

    L&I considers all highly liquid investments with maturities of three months or less at the date of purchase to be cash equivalents.

    INCOME TAXES

    Income and deductions of L&I for federal income tax purposes are includable in the tax returns of the individual partners. Accordingly, no recognition has been given to federal income taxes in the accompanying financial statements of L&I.

    PRICE RISK MANAGEMENT ACTIVITIES

    L&I may enter into exchange traded futures and options contracts, forward contracts, swaps and other financial instruments with third parties to hedge foreign currency commitments.

    ALLOCATION OF NET INCOME (LOSS) AND CASH DISTRIBUTIONS

    Net income (loss) is allocated to partners based on their effective ownership interest in the operating results of L&I. L&I is not required to and has not made any cash distributions.

2. RELATED-PARTY TRANSACTIONS:

    L&I utilizes services extensively from both its limited partners. These services include contract research, development, scientific expertise, business development services and general management. The limited partners also provide certain general management services free of charge to L&I, however, the fair value of such services is immaterial to the results of operations of L&I for the period from inception (May 2, 1997) through December 31, 1998. During the year ended December 31, 1998 and for the period from May 2, 1997, through December 31, 1997, L&I incurred the following related party expenses for contract research services (in thousands):

                                                                               1998       1997
                                                                             ---------  ---------
ILEX.......................................................................  $   3,616  $     952
Leukosite..................................................................      1,260        250
                                                                             ---------  ---------
                                                                             $   4,876  $   1,202
                                                                             ---------  ---------
                                                                             ---------  ---------

3. LICENSING AGREEMENTS:

    L&I has sublicensed the rights to CAMPATH-Registered Trademark- from Leukosite. The licensing agreement grants L&I the right to develop and market the product and to license the rights to the compound to other third parties. Under terms of the agreement, L&I is required to pay certain fees and royalties to Leukosite as defined in the agreement. No such payments were required for the period from inception through December 31, 1998.